UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Soliciting Material Pursuant to § 240.14a-12
Tiptree Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Explanatory Note
This Amendment No. 1 amends and restates in its entirety the Definitive Proxy Statement and related Proxy Card that was originally filed by Tiptree Inc. with the Securities and Exchange Commission on April 21, 2023 (the “Original Definitive Proxy Statement”). The Original Definitive Proxy Statement was filed in connection with Tiptree Inc.’s 2023 Annual Meeting of Stockholders to be held on June 6, 2023.
This Amendment No. 1 is being filed for the sole purpose of including Inline eXtensible Business Reporting Language, or Inline XBRL, data tagging, which was inadvertently omitted from the Original Definitive Proxy Statement due to a processing error. No other changes have been made to the Original Definitive Proxy Statement.

660 Steamboat Road, 2nd Floor
Greenwich, Connecticut 06830
April 21, 2023
Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Tiptree Inc. (the “Company” or “Tiptree”) will be held virtually only via live audio webcast at www.virtualshareholdermeeting.com/TIPT2023, on Tuesday, June 6, 2023, at 4:00 p.m. Eastern Time. You will be able to attend the meeting online and submit questions during the meeting by visiting the website listed above. You will also be able to vote your shares electronically at the Annual Meeting. As always, we encourage you to authorize a proxy to vote your shares prior to the annual meeting.

We are delivering the attached proxy statement, with the accompanying formal notice of the meeting, which describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to vote on the matters described in the accompanying proxy statement.

Virtual Meeting Admission. Stockholders of record as of April 14, 2023 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/TIPT2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 4:00 p.m. Eastern Time on Tuesday, June 6, 2023. Online check-in will begin at 3:45 p.m. Eastern Time, and you should allow approximately 15 minutes for the online check-in procedures. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How can I attend the virtual Annual Meeting?”
Your vote is important. Whether you plan to virtually attend the meeting or not, please authorize a proxy to vote your shares either over the Internet, by toll-free telephone or by completing the enclosed proxy card and returning it as promptly as possible. You may continue to have your shares of common stock voted as instructed over the Internet, by toll-free telephone or in the proxy card, or you may change your vote either by authorizing a proxy to vote your shares again before 11:59 p.m., Eastern Time, on June 5, 2023, the time at which the Internet and telephone proxy authorization facilities close, or, if you attend the Annual Meeting virtually, by voting at the virtual meeting.

Sincerely,

/s/ Jonathan Ilany
Jonathan Ilany
Chief Executive Officer

TIPTREE INC.
660 Steamboat Road, 2nd Floor
Greenwich, Connecticut 06830
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
    You are hereby invited to attend the 2023 Annual Meeting of Stockholders of Tiptree Inc.

WHEN	Tuesday, June 6, 2023, at 4:00 p.m., Eastern Time.

WHERE
Virtually via audio webcast
Participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/TIPT2023.
There will not be a physical meeting in Greenwich, Connecticut or anywhere else.

Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How can I attend the virtual Annual Meeting?”

RECORD DATE	Stockholders of record as of the close of business on April 14, 2023 will be entitled to notice of and to vote at the 2023 Annual Meeting of Stockholders.

ITEMS OF BUSINESS	(1) To elect three (3) Class I directors to serve for a term expiring at the 2026 Annual Meeting (“Proposal 1”);
(2) To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”);
(3) To approve in an advisory (non-binding) vote, the compensation of our named executive officers (“Proposal 3”);
(4) To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (“Proposal 4”); and
(5) To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

VOTING BY PROXY OR PROXY AUTHORIZATION	Tiptree Inc., on behalf of the Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2023 Annual Meeting of Stockholders. Whether or not you plan to virtually attend the Annual Meeting, please authorize a proxy to vote either over the Internet, by toll-free telephone or by completing, signing, dating and promptly returning the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the Annual Meeting virtually, you may vote in person (virtually) if you wish, even if you have previously given your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person (virtually) at the virtual meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on June 6, 2023: Financial and other information concerning Tiptree Inc. (“Tiptree”) is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements, filed with the SEC on March 8, 2023 (the “2022 10-K”). Under rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials and our Annual Report at http://www.proxyvote.com.

By Order of our Board of Directors,

/s/ Neil C. Rifkind
Neil C. Rifkind
Secretary
Greenwich, Connecticut
April 21, 2023

Table of Contents
i

ii

ADDITIONAL INFORMATION	51
Solicitation of Proxies	51
Stockholder Proposals	52
Householding of Proxy Materials	52

OTHER MATTERS	53
Annex A: Non-GAAP Measures	54
iii

PROXY STATEMENT SUMMARY

2023 Annual Meeting Information

Date and Time:	Tuesday, June 6, 2023, at 4:00 p.m., Eastern Time.

Location:	Virtually via audio webcast. There will not be a physical meeting. Participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/TIPT2023.

Record Date:	April 14, 2023

Mailing Date:	On or about April 21, 2023

Meeting Agenda and Board Recommendations

	PROPOSALS	THE BOARD’S VOTING RECOMMENDATIONS:	Page
1.	To elect three (3) Class I directors to serve for a term expiring at the 2026 Annual Meeting (Proposal 1);	“FOR” each nominee for director (Proposal 1)	20
2.	To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);	“FOR” (Proposal 2)	22
3.	To approve in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 3); and	“FOR” (Proposal 3)	24
4.	Advisory (non-binding) vote on whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal 4).	“THREE YEARS” (Proposal 4)	25

How to Vote

You can vote by any of the following methods:

By Internet:	Go to www.proxyvote.com

By Phone:	Call 1-800-690-6903

By Mail:	Complete, sign, date and mail the proxy card in the postage paid envelope provided.

In Person:	Attend the Annual Meeting virtually and vote in person (virtually)

If you authorize a proxy to vote your shares by Internet or phone, you must do so no later than 11:59 p.m. Eastern Time on June 5, 2023.

Tiptree Performance in 2022
Although 2022 presented a number of significant market challenges, we were pleased with our results for the year. Tiptree’s share price appreciation plus dividends for the year produced a total return of 1.2% compared to (20.4)% for the Russell 2000 and (18.1)% for the S&P 500.

Throughout the year we faced the extraordinary headwinds of global inflation and economic recession fears (the combination referred to as “stagflation”), significantly higher interest rates and commodity prices, deterioration in the global equity markets, and the start and continuation of a Russian/Ukrainian conflict. In response to the confluence of these major market events, the leaders of our businesses adapted and helped guide us to a strong year in 2022. Revenues for the year increased to a record $1.4 billion, up 16.4% from the prior year, which contributed to Adjusted net income of $63.4 million.
Below is a summary of our 2022 results. Additional information on our 2022 results is contained in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Full-Year 2022 Summary

($ in thousands, except per share information)	FY’22	FY’21
Total revenues	$1,397,752	$1,200,514
Net income (loss) attributable to common stockholders	$(8,274)	$38,132
Diluted earnings per share	$(0.23)	$1.09
Cash dividends paid per common share	$0.16	$0.16
Return on average equity	(2.1)%	11.4%

Non-GAAP: (1)
Adjusted net income	$63,401	$63,869
Adjusted return on average equity	13.6%	16.5%
Adjusted EBITDA	$81,124	$100,776
Book value per share	$10.92	$11.22
____________________________
(1) For a reconciliation to GAAP financials, see “Annex A: Non-GAAP Measures”

•In June 2022, Tiptree closed the previously announced $200 million strategic investment in Fortegra by Warburg Pincus. As part of the closing, $113 million of Tiptree’s corporate debt was repaid in full. In the year ended December 31, 2022, Tiptree recognized a $63.2 million pre-tax gain in stockholders’ equity from the investment in Fortegra, which was partially offset by an increase in deferred tax liability associated with the tax deconsolidation of Fortegra. Of the total deferred tax liability of $44.8 million, $33.1 million impacted net income with the remainder impacting stockholders’ equity directly.
•Revenues of $1.4 billion, an increase of 16.4% from 2021, driven by growth in our insurance business, increases in charter rates and the gain on sale of five vessels in our maritime operations, and increased revenues from our mortgage servicing portfolio, partially offset by lower mortgage volume and margins and investment losses in 2022 compared to gains in 2021. Excluding investment gains and losses, revenues were up 17.2%.

•Net loss of $8.3 million compared to net income of $38.1 million in 2021, driven primarily by the deferred tax liability associated with the tax deconsolidation of Fortegra and unrealized losses on investments, partially offset by gain on sale of five vessels and growth in insurance operations.

•Adjusted net income of $63.4 million decreased by 0.7% from prior year, driven by growth in specialty insurance and shipping operations, more than offset by declines in mortgage volumes and margins. Adjusted return on average equity was 13.6%.

•The Company repurchased 165,040 shares for the year ended December 31, 2022 at an average price of $10.44 per share.

Insurance (The Fortegra Group)

($ in thousands)	FY’22	FY’21
Gross written premiums and premium equivalents	$2,680,771	$2,194,024
Revenues	$1,248,796	$984,130
Income before taxes	$68,150	$69,857
Return on average equity	14.6%	17.1%
Combined ratio	90.7%	90.6%

Non-GAAP: (1)
Adjusted net income	$83,832	$66,782
Adjusted return on average equity	26.1%	22.2%
____________________________
(1) For a reconciliation to GAAP financials, see “Annex A: Non-GAAP Measures”

•Fortegra’s gross written premiums and premium equivalents increased 22.2% in 2022 compared to prior year driven by growth in U.S. specialty insurance lines and service contract businesses in U.S. and Europe. As a function of Fortegra’s premium growth, the combination of unearned premiums and deferred revenues on the balance sheet grew to $2.0 billion, up $348 million, or 21.0%, from December 31, 2021.

•Revenues increased 26.9% in 2022 compared to prior year, driven by premium growth in specialty admitted and E&S lines, and service contract businesses in U.S. and Europe. Excluding the impact of investment gains and losses, revenues increased by 28.7% year over year.

•The combined ratio remained consistent with prior year at 90.7%, driven by consistent underwriting performance and scalability of the operating platform.

•Adjusted net income for 2022 was $83.8 million, up 25.5% from prior year driven by revenue growth and consistent combined ratio. The adjusted return on average equity was 26.1% for 2022, as compared to 22.2% in 2021, with the improvement driven by strong underwriting and fee income.

•In April 2022, Fortegra acquired ITC Compliance GRP Limited for net cash consideration of $15.0 million, which further establishes Fortegra's footprint in Europe and provides a wholly vertical compliance solution for the United Kingdom automotive market.

•In February 2023, Fortegra acquired Premia Solutions Limited, one of the largest providers of automotive protection products in the United Kingdom, for net cash consideration of approximately $20.8 million.

Tiptree Capital

($ in thousands)	FY’22	FY’21
Revenues	$148,956	$216,384
Income before taxes	$32,277	$45,617
Return on average equity	16.9%	22.2%

Non-GAAP: (1)
Adjusted net income	$8,969	$28,197
Adjusted return on average equity	5.8%	16.2%
____________________________
(1)    For a reconciliation to GAAP financials, see “Annex A: Non-GAAP Measures”

•Tiptree Capital Income before taxes for 2022 was $32.3 million, down from the prior year as contributions from our maritime transportation business were more than offset by declines in origination volumes and gain on sale margins in our mortgage business.

•Maritime transportation income before taxes was $49.8 million in 2022, as compared to $11.6 million in 2021, with the increase driven by the gain on sale of five vessels and cyclically high dry-bulk and product tanker charter rates.

•Mortgage income before taxes was $0.9 million in 2022, as compared to $28.4 million in 2021, with the decrease driven by a decline in gain on sale margins, partially offset by higher servicing fees and positive fair value adjustments on the mortgage servicing portfolio.
Tiptree Long Term Performance
We believe that our performance is best measured over the long term and that long term growth in our stock price plus dividends paid is the best metric for evaluating our performance. The table below shows growth in our stock price plus dividends paid annually and since inception(1) (June 2007) during the one, three and five year period from December 31, 2022, compared with the S&P 500 and Russell 2000, with all values calculated with dividends reinvested.

	Tiptree	S&P 500	Russell 2000
1 Year	1.2%	(18.1)%	(20.4)%
3 Year	21.1%	7.7%	3.1%
5 Year	20.4%	9.4%	4.1%
From Jun’07(1)	9.2%	8.4%	6.5%
____________________________
(1)    At Tiptree’s founding in 2007, book value per share was $5.36. Cumulative dividends paid from 2007 to December 31, 2022 represented $2.84 per share.

Stock Performance Graph
Set forth below is a line-graph presentation comparing the cumulative total return on our common stock against cumulative total returns of the Russell 2000 and the S&P Select Sector Financial Services Index(1). The performance graph shows the total return on an investment of $100 for the period beginning December 29, 2017 (the last trading date) and ending December 31, 2022 assuming reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance, and we will not make or endorse any predictions as to future stockholder returns. The graph and related data were furnished by ICR, LLC.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
295
280
265
250
235
220
205
190
175
160
145
130
115
100
85
70
12/29/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
12/29/2022
96.00
86.97
88.99
143.10
114.91
111.70
134.00
112.96
90.96
153.85
254.39
152.54
257.92
136.48
122.41
TIPT
Russell 2000
S&P Financial Select Sector

________________________________
(1)     We believe it is difficult to develop a peer group of companies similar to Tiptree as Tiptree owns subsidiaries engaged in a number of diverse business activities. However, management views Tiptree and its subsidiaries as primarily engaged in financial services as of December 31, 2022 and accordingly, management has used the Standard and Poor’s Select Sector Financial Services Index for comparative purposes.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Who is entitled to vote at the meeting?
If our records show that you were a holder of our common stock at the close of business on April 14, 2023, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that you held as of the close of business on the record date.
What is the purpose of the meeting and how does the Board recommend I vote on these proposals?
The purpose of the Annual Meeting is for stockholders to vote on the following proposals, which are included in this Proxy Statement. Tiptree’s Board recommends that you vote your shares as indicated below.

	PROPOSALS	THE BOARD’S VOTING RECOMMENDATIONS:	Page
1.	To elect three (3) Class I directors to serve for a term expiring at the 2026 Annual Meeting (Proposal 1);	“FOR” each nominee for director (Proposal 1)	20
2.	To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);	“FOR” (Proposal 2)	22
3.	To approve in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 3); and	“FOR” (Proposal 3)	24
4.	Advisory (non-binding) vote on whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal 4).	“THREE YEARS” (Proposal 4)	25

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet or by signing and returning your proxy card, any of the persons appointed by the Board of Directors as proxy holders — Scott McKinney and Neil C. Rifkind — will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.
How many shares can vote?
As of the close of business on the record date of April 14, 2023, there were 36,742,295 shares of common stock of Tiptree Inc. (“Tiptree” or the “Company”) issued and outstanding. There are no other classes of voting securities outstanding. You are entitled to one (1) vote for each share of common stock you held as of the close of business on the record date.
What constitutes a quorum?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting. As of the close of business on the record date of April 14, 2023, there were 36,742,295 shares outstanding and entitled to vote. Thus, 18,371,148 shares must be represented at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person (virtually) at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee). Additionally, abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.
How can I attend the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.
If you are a stockholder of record as of the close of business on April 14, 2023, the record date for the Annual Meeting, you will be able to virtually attend the Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/TIPT2023. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”) as of the close of business on April 14, 2023, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.
The online meeting will begin promptly at 4:00 p.m., Eastern Time on June 6, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 3:45 p.m., Eastern time, and you should allow approximately 15 minutes for the online check-in procedures.
If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/TIPT2023, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.
How do I vote?
•For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify.

•For Proposal 2 (ratification of the appointment of Deloitte), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.

•For Proposal 3 (advisory (non-binding) vote on executive compensation), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.

•For Proposal 4 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), you may vote “1 YEAR”, “2 YEARS”, “3 YEARS” with respect to such proposal or “ABSTAIN” from voting.
The procedures for voting are set forth below:
Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you may vote in person (virtually) at the Annual Meeting or vote by giving your proxy authorization over the Internet, by telephone or by properly completing, signing and dating the accompanying proxy card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted.

You may still virtually attend the Annual Meeting and vote in person (virtually) if you have already given your proxy authorization.

•VOTE BY INTERNET — You may authorize a proxy to vote your shares by Internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•VOTE BY PHONE — You may authorize a proxy to vote your shares by calling 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

•VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by June 5, 2023.

•VOTE IN PERSON (VIRTUALLY) — You may vote in person (virtually) during the Annual Meeting at www.virtualshareholdermeeting.com/TIPT2023 by using the 16-digit control number included with these proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee.    If your shares of common stock are held in “street name”, you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted.

We encourage you to receive all future proxy materials electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card.
How is my vote counted?
If you authorize a proxy to vote your shares through the Internet, by phone or properly execute the accompanying proxy card, and if we receive it by 11:59 p.m., Eastern Time, on June 5, 2023, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made in the proxy, your shares of common stock that the proxy represents will be voted in accordance with the recommendations of our Board of Directors set forth in this proxy statement. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
What vote is needed to approve each proposal?
•For Proposal 1 (election of directors), the vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for the election of a director. Therefore, the three nominees for director receiving the most “FOR” votes will be elected. For purposes of the vote on Proposal 1, withheld votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•For Proposal 2 (ratification of the appointment of Deloitte), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. We do not expect any broker non-votes for this proposal.

•For Proposal 3 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non- votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Regardless of how the shareholders vote on this matter, this vote is advisory and not binding on the Board of Directors or the Company in any way, and the Board of Directors or the CNG Committee may determine that it is in the best interest of the Company to either maintain the current executive compensation structure or modify the compensation structure.

•For Proposal 4 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), the option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives the highest number of all the votes cast at the Annual Meeting, assuming a quorum is present, will be the frequency for the advisory vote on executive compensation that has been recommended by the Company’s stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will still consider the option that receives the most votes to be the option selected by the Company’s stockholders. In either case, this vote is advisory and not binding on the Board of Directors or the Company in any way, and the Board of Directors or the CNG Committee may determine that it is in the best interest of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders.
How are abstentions and “broker non-votes” treated for purposes of the proposals?
Under the laws of Maryland, the state of Tiptree’s incorporation, abstentions generally do not constitute a vote “for” or “against” any matter being voted on at the Annual Meeting and generally will not be counted as “votes cast.” Therefore, abstentions and “broker non-votes” will have no effect on any of the proposals.
Brokers, banks, or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals, but may vote their clients’ shares on “routine” proposals. Although the determination of whether a nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect Proposal 1 (election of directors), Proposal 3 (advisory (non-binding) vote on executive compensation) and Proposal 4 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation) to be considered non-routine proposals. We expect that Proposal 2 (ratification of appointment of Deloitte) will be considered a routine proposal. In the event that a broker, bank, or other nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum.
What other information is part of the proxy materials?
The proxy materials include a letter to stockholders and our 2022 Annual Report which is comprised of the 2022 10-K. The 2022 10-K and this Notice and Proxy Statement and Form of Proxy are available, free of charge, on our website at http://www.tiptreeinc.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement. You may also obtain a copy of our 2022 Annual Report or the 2022 10-K, free of charge, by directing your request in writing to Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary, or by calling our corporate number at (212) 446-1400. Our other filings made with the SEC are also accessible on our website and available at no charge on the SEC’s website at http://www.sec.gov.
Can I change my vote after I submit my proxy card or give instructions over the Internet or telephone?
Yes. If you are the record holder of your shares, you may revoke your proxy in one of three ways:

•filing a written notice (via e-mail) revoking the proxy with our Secretary at legal@tiptreeinc.com;
•signing and forwarding to us a properly executed proxy with a later date or authorizing another proxy over the Internet or telephone; or
•appearing in person (virtually) and voting at the Annual Meeting at www.virtualshareholdermeeting.com/TIPT2023 by using the 16-digit control number included with these proxy materials.
Whether or not you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by authorizing a proxy again before 11:59 p.m., Eastern Time, on June 5, 2023, the time at which the Internet and telephone proxy authorization facilities close. The later submitted vote will be recorded and the earlier vote revoked. If you virtually attend the Annual Meeting, you may vote in person (virtually) whether or not you have previously given a proxy, but your presence, virtually or otherwise, without further action at the Annual Meeting will not constitute revocation of a previously given proxy.
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee.
How can I determine the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.
We have hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 (“Morrow”), to help us distribute and solicit proxies. We will pay approximately $3,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, this proxy statement, our proxy materials or your ownership of the Company’s common stock, please direct your request in writing to Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary, or call our corporate number at (212) 446-1400.

CORPORATE GOVERNANCE MATTERS
This section of our proxy statement contains information about our corporate governance policies and practices. You can visit the governance documents section of our corporate website at http://www.tiptreeinc.com to view or to obtain copies of the Company’s Bylaws, Charter, CNG Committee Charter, Audit Committee Charter, Code of Business Conduct and Ethics and Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Bylaws, Charter, CNG Committee Charter, Audit Committee Charter and Code of Business Conduct and Ethics Corporate Governance Guidelines by directing your request in writing to Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary or by calling our corporate number at (212) 446-1400.
The Board of Directors and its Committees
Our business and affairs are overseen by our Board of Directors pursuant to the Maryland General Corporation Law (the “MGCL”) and our Charter and Bylaws. Members of the Board of Directors are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing materials provided to them and through discussions with the Chairman and CEO and with key members of management.

The Company has elected to be subject to Section 3-804(c) of the MGCL (the “Opt-In”), which is a common practice among Maryland corporations with classified boards. As a result of the Opt-In, the Board has the exclusive power to fill vacancies on the Board, and any director elected by the Board to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

The average age of our directors, including our director nominees, is 60 years. The average tenure of our directors, including our director nominees as of the 2023 Annual Meeting, is expected to be approximately 6.5 years.

Our Board of Directors presently consists of seven members: Michael G. Barnes, Paul M. Friedman, Lesley Goldwasser, Jonathan Ilany, Randy Maultsby, Dominique Mielle and Bradley E. Smith. The Board of Directors has affirmatively determined that Messrs. Friedman and Smith and Mses. Goldwasser and Mielle are independent as that term is defined in Nasdaq Stock Market Rules and SEC regulations.

The Board of Directors currently has two standing committees: an Audit Committee and a CNG Committee.

During fiscal 2022, our Board of Directors held eight meetings, the Audit Committee held eight meetings and the CNG Committee held eight formal meetings and several informal discussions among the members of the CNG Committee and its independent compensation consultant. All of our directors during fiscal 2022 attended at least 75% of the aggregate number of meetings of our Board of Directors and each committee of the Board of Directors on which they served during fiscal 2022.
Audit Committee
Our Board of Directors has established an Audit Committee that is currently comprised of our four independent directors: Messrs. Friedman and Smith and Mses. Goldwasser and Mielle. The current Audit Committee members satisfy the definition of independence set forth in the Nasdaq Stock Market Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Friedman was appointed as the Chairman of the Audit Committee on August 24, 2020. Our Board of Directors has determined that Messrs. Friedman and Smith and Mses. Goldwasser and Mielle are each an “audit committee financial expert” as that term is defined in the Exchange Act.

The Audit Committee is responsible for overseeing:
• our accounting and financial reporting processes;
• the quality and integrity and audits of our consolidated financial statements, and accounting and reporting processes;
• our compliance with legal and regulatory requirements;
• the qualifications and independence of our independent registered public accounting firm; and
• the performance of our independent registered public accounting firm and any internal auditors.
The Audit Committee is also responsible for engaging the independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees.
Compensation, Nominating and Governance Committee
The CNG Committee is comprised of our four independent directors: Messrs. Friedman and Smith and Mses. Goldwasser and Mielle. Ms. Mielle was appointed as the Chair of the CNG Committee on August 24, 2020.

The CNG Committee is responsible for:
• establishing our corporate goals and objectives relevant to the Executive Committee’s compensation, reviewing the Executive Committee’s performance in light of such goals and objectives and evaluating and approving the performance of, and the compensation paid by the Company to, the Executive Committee in light of such goals and objectives;

• reviewing and evaluating the performance of, and recommending to the Board of Directors the compensation of, our executive officers other than the Executive Committee, considering our corporate goals and objectives and evaluating the performance of such executive officers in light of such goals and objectives;

• overseeing the compensation policies and programs of our non-executive officer employees to determine whether such compensation policies and programs are functioning effectively or create any unreasonable risk to the Company, as well as reviewing the appropriateness of the compensation practices to determine if they are reasonably likely to have a material adverse effect on the Company;
• reviewing, evaluating and recommending to the Board of Directors any incentive plan or material revision thereto, and administering the same;
• reviewing and approving the disclosure regarding our compensation and benefit matters in our proxy statement and Annual Report;
• identifying, recruiting and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

• developing and recommending to the Board of Directors corporate governance guidelines and policies;
• recommending to the Board of Directors compensation for service as directors in accordance with our corporate governance guidelines;
• overseeing the evaluation of the structure, duties, size, membership and functions of the Board of Directors and its committees and recommending appropriate changes to the Board of Directors; and
• establishing procedures to exercise oversight of the evaluation of the Board of Directors and its committees and members (including a self-evaluation).

The CNG Committee has the authority to retain, at the Company’s expense, independent legal, accounting and other consultants, advisors and experts that it reasonably determines to be necessary or appropriate to assist the committee in the performance of its responsibilities. For 2022, the CNG Committee engaged Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant to help advise it on the design of our executive compensation program and the compensation opportunities thereunder. See “Use of Independent Compensation Consultant” below for further details on the services provided by our independent compensation consultant in 2022.
Director Compensation
The following table sets forth information regarding the compensation paid to, or earned by our directors, during fiscal 2022:
Director Compensation Fiscal 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael G. Barnes(3)	—	—	—
Paul M. Friedman	$90,000	$123,471	$213,471
Lesley Goldwasser	$95,000	$123,471	$218,471
Jonathan Ilany(3)	—	—	—
Randy Maultsby(3)	—	—	—
Dominique Mielle	$110,000	$98,769	$208,769
Bradley E. Smith	$75,000	$123,471	$198,471

(1)The number of shares granted is based on the volume weighted average price for the ten trading days prior to the end of the quarter. The grant date closing market price of our common stock for each quarterly payment on each of April 14, 2022, July 7, 2022, October 6, 2022 and January 5, 2023 was $12.20, $10.99, $10.79, and $14.29, respectively.
(2)Represents the grant date fair value of shares granted, as recognized by the Company for financial statement reporting purposes in the fiscal year ended December 31, 2022 in accordance with Accounting Standards Codification 718 — Compensation — Stock Compensation. See Note 19, Stock Based Compensation, to our consolidated financial statements in our 2022 Annual Report on Form 10-K.
(3)Messrs. Barnes, Ilany and Maultsby receive no compensation in connection with their service on our Board. The compensation that they receive in their capacity as Executive Chairman, Chief Executive Officer and President, respectively, is included in the Summary Compensation Table below.
Non-Employee Director Compensation Program
In fiscal 2022, each non-employee director was eligible to receive an annual cash retainer of $100,000 plus $100,000 in immediately vested shares of our common stock, both of which are paid quarterly in arrears. Such non-employee directors may elect to receive up to $125,000 of total compensation in the form of immediately vested common stock and the cash compensation payable to such director would be reduced proportionately. The Lead Director received an additional annual retainer of $20,000, the Chair of the Audit Committee received an additional annual retainer of $15,000 and the Chair of the CNG Committee received an additional annual retainer of $10,000. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board of Directors.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board of Directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director relationships and access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board of Directors and management responsibilities. Our CNG Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board of Directors.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers (including our principal executive officer and principal financial and accounting officer) and employees, as well as employees of any person or its affiliates that provide services to us. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees, as well as employees of any person or its affiliates that provide services to us, in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our Company’s assets, confidentiality, communications with the public, accounting matters, record keeping and discrimination and harassment.
We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.
Stockholder Engagement and Communications with our Board of Directors
We have discussions with a variety of our stockholders throughout the year including one-on-one meetings and participation at investor conferences. In addition, we have a process by which stockholders and other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board of Directors in writing and should be directed to the Board of Directors, a committee, the independent directors as a group, or an individual director at Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary, who will forward all such appropriate communications on to the intended recipient. In addition, stockholder communications can be directed to our Board of Directors, a committee, the independent directors as a group or an individual director by calling our Corporate Governance Hotline at (844) 877-5474. Any such communications may be made anonymously.
Director Attendance at Annual Meetings
Pursuant to our Corporate Governance Guidelines, we expect each member of our Board of Directors to attend each annual meeting of stockholders. Last year, all but one of the directors attended the annual meeting of stockholders.
Identification of Director Candidates
As stated in the CNG Committee Charter, the CNG Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and for recommending to the Board nominees to be considered for election at our annual meeting of stockholders.
In making recommendations to our Board of Directors, the CNG Committee considers such factors as it deems appropriate. Though the Company does not have a formal policy addressing diversity, the Board of Directors and the CNG Committee believe that diversity is an important attribute of the members who comprise our Board of Directors and that members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. As such, directors should have diversity with respect to background, skills and expertise, industry knowledge and experience. The CNG Committee uses the following general criteria for identifying director candidates:
•Directors should possess senior level management and decision-making experience;
•Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;
•Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its stockholders;
•Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational and military institutions;
•In addition to satisfying the independence criteria described in the Corporate Governance Guidelines, independent directors should be able to represent all stockholders of the Company;
•Directors who are expected to serve on a committee of the Board of Directors shall satisfy applicable legal requirements and other criteria established by any securities exchange on which our common stock is listed; and
•Directors should have the ability to exercise sound business judgment to provide advice and guidance to the Chief Executive Officer and Executive Chairman with candor.
The foregoing general criteria apply equally to the evaluation of all potential independent and management director nominees, including those individuals recommended by stockholders.
The Board of Directors’ assessment of an individual’s candidacy for director also includes consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors.
Our CNG Committee may solicit and consider suggestions of our directors or our management regarding possible nominees. Our CNG Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.
Our CNG Committee may consider director candidates recommended by our stockholders. Our CNG Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors or our management. Any recommendations by stockholders should follow the procedures outlined under “Additional Information — Stockholder Proposals” in this proxy statement and in our Bylaws.
Executive Sessions of Independent Directors
In accordance with our Corporate Governance Guidelines, the independent directors serving on our Board of Directors are given an opportunity at each meeting to meet in executive session without the presence of any directors or other persons who are part of our management. Our executive sessions in 2022 were chaired by our Lead Director, Ms. Goldwasser. Interested parties may communicate directly with our Lead Director or our independent directors as a group through the process set forth above under “Communications with our Board of Directors.”
Current Board Leadership Structure
Our Board of Directors is led by Michael G. Barnes, the Chairman of our Board of Directors, and our Executive Chairman.
Because the Chairman of the Board of Directors is not independent, the Board of Directors appointed Ms. Goldwasser to serve as the Company’s Lead Director and preside at executive sessions of the independent directors and at meetings of the Board of Directors when the Chairman is not present.
To help ensure that the Board of Directors carries out its oversight responsibilities, our Corporate Governance Guidelines require the Board of Directors as a whole to maintain independence from management. Pursuant to the Corporate Governance Guidelines, a majority of the Board of Directors must be independent. As of the date hereof, four of our current seven directors have been determined to be independent.

Board’s Role in Risk Oversight
Our Board of Directors oversees our business in general, including risk management and performance of the Executive Chairman, Chief Executive Officer and other members of senior management, to assure that the long-term interests of the stockholders are being served. Each committee of our Board of Directors is also responsible for reviewing the risk exposure related to such committee’s areas of responsibility and providing input to senior management on such risks.
Management and our Board of Directors have a process to identify, analyze, manage and report all significant risks facing us. Our Executive Chairman and Chief Executive Officers will regularly report to the Board of Directors on significant risks facing us, including legal, financial, operational and strategic risks. The Audit Committee reviews with senior management significant risks related to the Company and periodically reports to the Board of Directors on such risks.
In addition, pursuant to its charter, the Audit Committee is responsible for reviewing and discussing the Company’s business risk management process, including the quality and integrity of the Company’s financial statements, and accounting and reporting processes, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. Furthermore, the Audit Committee evaluates key financial statement issues and risks, their impact or potential effect on reported financial information and the process used by management to address such matters. At each Audit Committee meeting, management briefs the committee on the current business and financial position of the Company, as well as such items as internal audits and independent audits.
Compensation Risk Assessment
The CNG Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the CNG Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.
CNG Committee Interlocks and Insider Participation
The following non-employee directors are the current members of the CNG Committee of the Board of Directors: Messrs. Friedman and Smith and Mses. Goldwasser and Mielle. During 2022, none of the Company’s executive officers served as a director or member of the corporate governance committee of any other entity whose executive officers served on the Company’s Board of Directors or CNG Committee.
Restrictions on Hedging and Pledging Transactions
Our Tiptree Inc. Securities Trading Policy (“Insider Trading Policy”) prohibits short sales of and option trading on Tiptree stock and prohibits our directors and officers, other employees of Tiptree subject to the Insider Trading Policy and their respective designees from engaging in hedging transactions, such as (but not limited to) zero-cost collars, equity swaps, exchange funds and forward sale contracts, that may allow such individual to continue to own Tiptree securities without the full risks and rewards of ownership.  Our Insider Trading Policy also prohibits holding Tiptree securities in a margin account or otherwise pledging Tiptree securities as collateral for a loan, provided that employees of Tiptree, as determined by Tiptree’s Executive Committee, and Directors of Tiptree, may pledge or otherwise use Tiptree common stock (but not options, warrants, restricted stock units or other rights to purchase stock) as collateral for a loan, margin account or similar arrangement so long as the maximum aggregate loan amount collateralized by the pledged stock does not exceed 25% of the total value of the pledged stock. Tiptree believes permitting limited pledging of shares in select cases promotes an ownership culture by providing holders with flexibility in financial planning without requiring them to sell Tiptree shares, thereby aligning their interests with those of our stockholders.

CONTINUING DIRECTORS
The following table and biographical descriptions set forth certain information, as of March 31, 2023, with respect to each continuing director.

Name	Age	Director Since
Class II
Michael G. Barnes	56	August 2010
Dominique Mielle (Chair of the CNG Committee)	54	January 2020
Class III
Lesley Goldwasser (Lead Independent Director)	61	January 2015
Jonathan Ilany	69	August 2010

Michael G. Barnes has been a member of our Board of Directors since August 2010, and he currently serves as the Chairman of our Board of Directors. He is also the Company’s Executive Chairman and a member of the management executive committee. In 2007 Mr. Barnes founded Tiptree Financial Partners, L.P. (“TFP”), Tiptree’s predecessor, and served as Chief Executive Officer until 2012 and Chairman until its merger with Tiptree in 2018. In addition, Mr. Barnes is a founding partner and principal of Corvid Peak Holdings, L.P., formerly known as Tricadia Holdings, L.P., and its affiliated companies. Prior to the formation of Corvid Peak in 2003, Mr. Barnes spent two years as Head of Structured Credit Arbitrage within UBS Principal Finance LLC, a wholly owned subsidiary of UBS Warburg LLC (“UBS”) that conducted proprietary trading on behalf of the firm. Mr. Barnes joined UBS in 2000 as part of the merger between UBS and PaineWebber Inc. Prior to joining UBS, Mr. Barnes was a Managing Director and Global Head of the Structured Credit Products Group of PaineWebber. Prior to joining PaineWebber in 1999, he spent 12 years at Bear Stearns & Co. Inc. ("Bear Stearns"), the last five of which he was head of their Structured Transactions Group. Mr. Barnes was the Chairman of the Board of Philadelphia Financial Group, Inc., a private placement life insurance, annuity and administration company, from June 2010 until June 2015 and Care Investment Trust Inc., a senior living real estate company, from August 2010 until February 2018. Mr. Barnes received his A.B. from Columbia College.
Mr. Barnes was selected and qualified to serve as a member of our Board of Directors because of his extensive senior level experience in the investment management industry and his extensive knowledge of our business and industries.
Dominique Mielle has been a member of our Board of Directors since January 2020 and was appointed as the Chairperson of the CNG Committee in August 2020. Ms. Mielle was a partner and senior portfolio manager at Canyon Partners (“Canyon”), where she worked from 1998 to 2017, focusing on the transportation, technology, retail and consumer products sectors, corporate and municipal bond securitizations and leading Canyon’s collateralized loan obligations business. She was named one of the “Top 50 Women in Hedge Funds” by Ernst & Young in 2017. Prior to joining Canyon in 1998, Ms. Mielle worked at Libra Investment Services, Lehman Brothers Inc. and Credit Lyonnais. Ms. Mielle was a director of PG&E Corporation and Pacific Gas and Electric Company from April 2019 until June 2020, where she was the chair of the audit committee. She was a director of Anworth Mortgage Asset Corporation, a mortgage REIT investment firm, where she was the chair of the compensation committee and served on the audit and compensation, nominating and corporate governance committees from 2018 until its merger with Ready Capital Corp. in March 2021. In connection with the merger, Ms. Mielle became a director of Ready Capital Corp. Ms. Mielle also has been a director of Studio City International since 2018, where she is the chair of the nominating and corporate governance committee and serves on the compensation and audit and risk committees. She has also been a director of Digicel Group from July 2020 to February 2023 and became a director of Osiris Acquisition Corp. in May 2021 where she is the chair of their audit committee. Ms. Mielle graduated with an M.B.A. (Finance) from Stanford University and a Master in Management degree from Ecole des Hautes Etudes Commerciales in France (HEC Paris).

Ms. Mielle was selected and qualified to serve as a member of our Board of Directors because of her extensive financial services industry experience on Wall Street, investing in fixed income and leading capital structure optimizations and restructurings.
Lesley Goldwasser has been a member of our Board of Directors since January 2015. Ms. Goldwasser has been a Managing Partner of GreensLedge Capital Markets LLC (“GreensLedge”) since September 2013. Prior to joining GreensLedge, Ms. Goldwasser was associated with Credit Suisse Group AG (“Credit Suisse”) as a Managing Director from September 2010 to November 2013, where she had global responsibility for the Hedge Fund Strategic Services unit. Before Credit Suisse, Ms. Goldwasser spent 12 years at Bear Stearns where she was co-head of Global Debt and Equity Capital Markets units and had global responsibility for structured products. Prior to her tenure at Bear Stearns, Ms. Goldwasser spent 12 years at Credit Suisse in a variety of management positions, including responsibility for both the Asset Backed and Non-Agency Mortgage Trading Desks. She is on the Board of Directors of Liquid Telecom and FinTech Acquisition Corp. V., and joined the board of FTAC Parnassus Acquisition Corp. in March 2021. Ms. Goldwasser is a graduate of the University of Cape Town, South Africa.
Ms. Goldwasser was selected and qualified to serve as a member of our Board of Directors because of her diverse and extensive business and financial experience across a variety of investment banking disciplines.
Jonathan Ilany is our Chief Executive Officer and a member of our Executive Committee. He is also a member of our Board of Directors. From February 2015 to November 2015, Mr. Ilany was our Co-Chief Executive Officer. From October 2014 until February 2015, he was our Executive Vice President, Head of Mortgage Finance and Asset Management. Mr. Ilany served as a director of Rescap, a subsidiary of Ally Bank, from November 2011 until December 2013. From 2005 until 2018, Mr. Ilany was a private investor and passive partner at Mariner Investment Group (“Mariner”). Mr. Ilany was a partner at Mariner from 2000 until 2005, responsible for hiring and setting up new trading groups, overseeing risk management and serving as a senior member of the Investment Committee and Management Committee. From 1996 until 2000, Mr. Ilany was a private investor. From 1982 until 1995, Mr. Ilany held various senior management roles at Bear Stearns, including as a Senior Managing Director and a member of the board of directors. From 1980 until 1982, Mr. Ilany worked at Merrill Lynch. From 1971 until 1975, Mr. Ilany served in the armored corps of the Israeli Defense Forces, and he was honorably discharged holding the rank of First Lieutenant. Mr. Ilany received his B.A. and M.B.A. from the University of San Francisco.
Mr. Ilany was selected and qualified to serve as a member of our Board of Directors because of his extensive risk management and senior managerial experience in the financial services industry, his board experience, his experience with investing in real estate and real estate-related assets and his extensive knowledge of our business and industries.

BOARD DIVERSITY MATRIX
The members of our board of directors have provided the diversity information below as of March 31, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	2
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2
EXECUTIVE OFFICERS
Set forth below is the background information regarding each of our executive officers as of March 31, 2023, other than Messrs. Barnes, Ilany and Maultsby. The biographies of Messrs. Barnes and Ilany are listed above, under “Continuing Directors”, and Mr. Maultsby’s biography is listed below under “Information Regarding the Nominees for Election”. On March 31, 2023, Mr. Scott McKinney became the Company’s Chief Financial Officer. Effective March 31, 2023, Ms. Bell became Executive Director, Special Projects and ceased to be an executive officer of the Company.
Scott T. McKinney, age 39, is the Company’s Chief Financial Officer, having taken over that role on March 31, 2023, and was formerly the Deputy Chief Financial Officer since April, 2022. Prior to that, he served as Director of Financial Planning and Analysis since February 2016, which included overseeing strategic planning and financial analysis along with spearheading the Company’s investor relations efforts. Prior to joining Tiptree, Mr. McKinney worked in various finance executive positions at General Electric Company. Mr. McKinney received his B.S. in Management from Purdue University.
Neil C. Rifkind, age 56, has been our Vice President, General Counsel and Secretary since July 2013. From 2011 until July 2013, Mr. Rifkind was Special Counsel at the law firm of Schulte Roth & Zabel LLP, specializing in mergers and acquisitions and securities law. From 2006 through 2010, he was an associate at Schulte Roth & Zabel LLP. From 1998 until 2006, Mr. Rifkind was an associate at the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP. Mr. Rifkind received a J.D. from Boston University School of Law, an M.A. in Philosophy from the University of Toronto and an A.B. in Philosophy from the University of Chicago.

PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is classified into three classes: Class I, consisting of Paul M. Friedman, Randy Maultsby and Bradley E. Smith, to hold office for a term expiring at this Annual Meeting of stockholders; Class II, consisting of Michael G. Barnes and Dominique Mielle, to hold office for a term expiring at the 2024 annual meeting; and Class III, consisting of Jonathan Ilany and Lesley Goldwasser, to hold office for a term expiring at the 2025 annual meeting.
Our Fifth Amended and Restated Bylaws (“Bylaws”) provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one (1), which is the minimum number required by the Maryland General Corporation Law, nor more than fifteen (15).
Information Regarding the Nominees for Election
The following table and biographical descriptions set forth certain information, as of March 31, 2023, with respect to each nominee for election as director at the Annual Meeting. Messrs. Friedman, Maultsby and Smith each currently serve as a director.
All nominees for director have consented to be named and have agreed to serve as directors if elected. We have no reason to believe that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept election or are unable to serve for any reason, the persons named as proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for such substitute as may be designated by the Board of Directors.

Nominees for Election as Class I Directors	Age	Director Since
Paul M. Friedman (Chairman of the Audit Committee)	67	August 2016
Randy Maultsby	49	November 2021
Bradley E. Smith	66	July 2013

Paul M. Friedman has been a member of our Board of Directors since August 2016 and was appointed Chairman of the Audit Committee in August 2020. He was the Chairman of the CNG Committee from 2016 until August 2020. From November 2009 to March 2015, Mr. Friedman served as the Senior Managing Director and Chief Operating Officer of Guggenheim Securities LLC. From June 2008 to October 2009, Mr. Friedman served as a Managing Director of Mariner. Mr. Friedman spent 27 years at Bear Stearns from 1981 to 2008, most recently holding the position of Chief Operating Officer of its Fixed Income Division. Mr. Friedman serves as the Lead Director and the chairman of the Compliance Committee of Oppenheimer Holdings Inc. and on the board of directors of Great Ajax Corp., where he is a member of both the audit and compensation committees. He also joined the board of Intelligo in 2020. Mr. Friedman has a M.S. in Finance and Accounting from New York University, Stern School of Business, and a B.A. in Economics from Colgate University.
Mr. Friedman was selected and qualified to serve as a member of our Board of Directors because of his diverse and extensive business and financial experience as well as his experience on the boards of other public companies.
Randy S. Maultsby was appointed a member of our Board of Directors on November 2, 2021 and was also appointed as our President on July 14, 2021. Previously, he served as the Company’s Managing Director. Mr. Maultsby focuses on corporate strategy and development, overseeing the Company’s acquisition, disposition and capital markets activities. Prior to joining Tiptree Inc. in 2010, Mr. Maultsby was a senior vice president in the investment banking division of Fox-Pitt, Kelton. During his investment banking career, he focused on providing strategic advice to a broad array of banks, finance, asset management and brokerage clients. Prior to joining Fox-Pitt, Kelton, Mr. Maultsby was an Associate in the M&A Group at JP Morgan and an analyst in the Financial Institutions Group at Citigroup. He is a member of the Board of Directors of Invesque Inc., where he also serves on the audit committee. Mr. Maultsby received his BA in Political Science, with Honors, from Hampton University.
Mr. Maultsby was selected and qualified to serve as a member of our Board of Directors because of his extensive senior level experience in the capital market industry and his extensive knowledge of our business and industries.
Bradley E. Smith has been a member of our Board of Directors since July 2013. Mr. Smith was a member of the board of directors of Tiptree Financial Partners, L.P. (“TFP”) from June 2007 to July 2013. He is the founder of Kahala Capital Advisors LLC, a private investment firm, and of Kahala Aviation Ltd., a commercial aircraft leasing company. Prior to Kahala Capital, Mr. Smith worked for almost 20 years in banking in New York and Asia. He was employed from 1995 until 2000 at Bear Stearns, where he started its credit derivatives businesses in New York; and later as a Senior Managing Director, based in Tokyo, managing the firm’s fixed income and derivative businesses. Before Bear Stearns, Mr. Smith spent 10 years with Bankers Trust Company (“Bankers Trust”) as a syndicate manager in its loan syndications group, where he was responsible for the syndication of some of the largest leveraged loan financings ever completed. Afterwards, he transferred to Tokyo and later to Hong Kong, where he was involved in Bankers Trust’s credit trading businesses in Asia. In his last position at Bankers Trust, Mr. Smith was one of the founders of that bank’s credit derivatives business. He has served in the past on a variety of fund boards and investment committees including Tricadia Credit Strategies Ltd. until August 2019, and is currently on the board of trustees of the Hawai’i Nature Conservancy. Mr. Smith holds a B.A. from St. Joseph’s University and an M.B.A. from the American Graduate School of International Management.
Mr. Smith was selected and qualified to serve as a member of our Board of Directors because of his knowledge as a private investor and entrepreneur, experience involving large complex financial transactions and his extensive international relationships.
Vote Required and the Recommendation of the Board
The vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of each Class I director. Therefore, the three nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, withheld votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify our audit committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Deloitte audited our financial statements as of and for each of the three years ended December 31, 2022. A representative of Deloitte will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents the approximate aggregate fees billed by Deloitte, our independent registered public accounting firm for services performed with respect to fiscal 2022 and 2021:

($ in thousands)	2022	2021
Audit Fees(1)	$5,177	$6,152
Audit-Related Fees(2)	$328	$455
Tax Fees(3)	$624	$682
All Other Fees(4)	2	2
Total Fees	$6,131	$7,291
 _________________________________
(1)Fees related to our annual audit, review of our quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.
(2)Fees related to procedures associated with the adoption of new accounting standards, due diligence related to acquisitions, and other attest services not required by statute or regulation.
(3)Fees related to tax compliance services and tax preparation services.
(4)Fees primarily represent accounting research subscription fees.
Pre-Approval Policies and Procedures of the Audit Committee
The Audit Committee has sole authority (with the input of management) to approve in advance all engagements of our independent registered public accounting firm for audit or non-audit services. All services provided by Deloitte in 2021 and 2022 were pre-approved by the Audit Committee. The Audit Committee has determined that the non-audit services provided by the Company’s independent registered public accounting firms are compatible with maintaining the accounting firm’s independence.
Ratification
The Board of Directors asks stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Bylaws or other governing documents. However, the Board of Directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required and the Recommendation of the Board
The affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. We do not expect any broker non-votes for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as set forth in this Proxy Statement. Specifically, this Proposal 3, commonly known as the “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any particular form of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. A more detailed discussion regarding the compensation of our named executive officers is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” below. The vote for this Proposal 3 is advisory and is, therefore, not binding on the CNG Committee, our Board of Directors or the Company.
As described in detail under the heading “Compensation Discussion and Analysis,” our compensation program is intended to reward our leadership for performance and to align our leadership’s interests with those of our other stockholders on an annual and long-term basis. We encourage you to carefully review the section of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our CNG Committee determined the structure and amounts of the 2022 compensation of our named executive officers.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as set forth in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Tiptree Inc. approve, on an advisory basis, the compensation of Tiptree Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”
Vote Required and the Recommendation of the Board
For Proposal 3 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Regardless of how the shareholders vote on this matter, this vote is advisory and not binding on the Board of Directors, the CNG Committee or the Company in any way, and the Board of Directors or the CNG Committee may determine that it is in the best interest of the Company to either maintain or modify the current executive compensation structure or modify the compensation structure.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 3

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
In this Proposal 4, commonly known as a “say on frequency”, we are requesting that our stockholders vote, on an advisory basis, on how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every “1 YEAR,” “2 YEARS,” or “3 YEARS.” Shareholders also may, if they wish, abstain from casting a vote on this proposal.
The Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and, therefore, the Board of Directors recommends that you vote for a three year-interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board of Directors considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practice in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of “1 YEAR,” “2 YEARS,” or “3 YEARS” or abstain from voting when you vote in response to the resolution set forth below:
“RESOLVED, that the stockholders of Tiptree Inc. determine, on an advisory basis, whether the stockholders of Tiptree Inc. shall conduct an advisory vote every one year, two years or three years regarding the compensation of Tiptree Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in Tiptree Inc.’s annual proxy statements.”
Vote Required and the Recommendation of the Board
For Proposal 4 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), the option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives the highest number of all the votes cast at the Annual Meeting, assuming a quorum is present, will be the frequency for the advisory vote on executive compensation that has been recommended by the Company’s stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will still consider the option that receives the most votes to be the option selected by the Company’s stockholders. In either case, this vote is advisory and not binding on the CNG Committee, the Board of Directors or the Company in any way, and the Board of Directors or the CNG Committee may determine that it is in the best interest of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
VOTE “THREE YEARS” WITH RESPECT TO PROPOSAL 4

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, and the compensation-related decisions made by our CNG Committee with respect to performance year 2022. The discussion below is intended to help you understand the detailed information for our named executive officers (“NEOs”) provided in the executive compensation tables that follow this discussion and to help place the specific pay decisions made for 2022 performance in context within our overall compensation program. Our NEOs are Michael Barnes, our Executive Chairman, Jonathan Ilany, our Chief Executive Officer, Randy Maultsby, our President, Neil Rifkind, our General Counsel and Secretary and Sandra Bell, our Chief Financial Officer for periods prior to March 31, 2023.
Effective March 31, 2023, Ms. Bell ceased to be our Chief Financial Officer. Pursuant to a Separation and Transition Agreement dated as of October 14, 2022 and amended and restated as of February 28, 2023 (the “Transition Agreement”), Ms. Bell is entitled to certain payments and benefits in connection with her separation from service, including cash severance, payment of the Company-portion of COBRA premiums for a certain period of time following termination and continued vesting of her outstanding equity awards in accordance with the terms and conditions set forth in the award agreements evidencing such awards. Please see “Potential Payments to Named Executive Officers Upon Termination or Change in Control—Sandra Bell” for more information.
Guiding Principles and Compensation Policies
Tiptree’s executive compensation program is intended to reward our leadership for performance and to align our leadership’s interests with those of our other stockholders on an annual and long-term basis. Our CNG Committee has developed the following guiding principles for our executive compensation program:

•Pay for performance, with a significant percentage of compensation tied to the Company’s performance, including a significant portion of the equity compensation of our NEOs tied to the Company’s goals of generating long-term stockholder value;
•Align executive compensation with stockholder interests;
•Balance rewarding short-term and long-term performance to focus on long-term value creation;
•Retain current management, encourage loyalty and effectively attract new executives over time by providing competitive levels of compensation; and
•Make our executive compensation practices transparent.
Consistent with the foregoing, our executive compensation program has three primary elements: salary, performance-based annual cash incentive awards and long-term equity incentive awards. As described further in the table below, each element of our compensation program is tailored to incentivize performance in a specific area that we believe will promote sustained economic value over time. In addition, on a case by case basis, the Company has awarded initial cash or equity grants to attract talented executives.

Element	Form of Compensation	Pay for Performance	Primary Objectives
Base Salary	Fixed Cash	Adjustments to base salary take into account individual performance	Attract and retain talented executives while avoiding a high fixed cost structure
Annual Cash Incentive Awards	Variable Cash	Awards based on an earnings metric of the Company, as adjusted by the CNG Committee, and individual performance	Reward the achievement of key short-term metrics
Long-Term Equity Incentive Awards	Variable Performance restricted stock units (“PRSUs”) vest based on achieving share price targets	Value achieved depends on increasing stock price and generating long-term stockholder value
Align executive interests with long-term stockholder value

For performance year 2022, only RSUs were granted given the PRSUs granted in 2021 were inteded to cover three years of long-term incentive awards.

	Restricted stock units (“RSUs”) subject to time-based vesting	Time-based vesting encourages retention; potential increased value achieved through stock appreciation

Our CNG Committee is responsible for our executive compensation program design and administration, including evaluation of management performance and determination of compensation awards. Tiptree is managed by a management Executive Committee consisting of Michael G. Barnes, our Executive Chairman and Jonathan Ilany, our CEO. The Executive Committee is responsible for strategic planning, capital allocation among Tiptree’s businesses, overseeing M&A activity and risk management. Our Executive Committee provides the CNG Committee with preliminary recommendations for the discretionary elements of the compensation of the NEOs other than those on the Executive Committee. However, the CNG Committee approves the compensation for all NEOs, including the Executive Chairman and CEO.
Below is a summary description of the Company’s significant compensation policies.

What We Do
✓	Pay for performance	✓	Use an independent compensation consultant
✓	Grant equity-based awards as a significant portion of our NEOs annual variable compensation	✓	Prohibit NEOs from shorting or hedging Tiptree stock (see “Corporate Governance Matters - Restrictions on Hedging and Pledging Transactions”)
✓	Mitigate risk through a clawback policy	✓	CNG Committee reserves right to exercise negative discretion
✓	Individual grant limits under our 2017 Omnibus Incentive Plan

What We Don’t Do
✓	No Section 280G or 409A tax gross-ups in executive employment agreements	✓	No recycling of shares used to pay the taxes on vested RSUs
✓	No defined benefit pensions or supplemental retirement programs	✓	No repricing of underwater stock options
✓	No guaranteed bonus arrangements with our NEOs

We mitigate risk, in part, through our Incentive Compensation Clawback Policy. If the Company files an accounting restatement, then, with respect to any recipient of an award under the Company’s plans whose misconduct led to the restatement, the CNG Committee may, at its discretion, require any bonus (whether in the form of cash, PRSUs, RSUs or options) paid or granted to such recipient based on the incorrect financial statements, be repaid to the Company in an amount determined by the CNG Committee. In addition, any bonus (whether in the form of cash, PRSUs, RSUs or options) paid or granted to the recipient will be subject to clawback to the maximum extent required to comply with the Dodd-Frank Act. We intend to update our Incentive Compensation Clawback Policy to address the recovery of erroneously-awarded incentive compensation in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable listing standards.
Named Executive Officers
Our NEOs are the executive officers whose compensation is discussed in this CD&A and whose compensation is shown in the accompanying compensation tables. For 2022, our NEOs are listed in the table below, which shows the base salary and incentive compensation awarded to our NEOs for their performance in 2022 in the manner that it was considered by the CNG Committee. When we refer to the total compensation figures of our NEOs as they relate to 2022 in this CD&A we are referring to annual base salary paid in 2022, and cash bonuses for 2022 performance but paid in early 2023.
For purposes of determining annual equity grants to our NEOs, our CNG Committee starts with a dollar amount (the “Par Value”) and determines the number of shares based on the volume weighted average price (the “VWAP”) of the Company's common stock for the 10 trading days prior to the grant date. The amounts presented below with respect to the stock awards are the Par Value of such grants. These amounts differ from the amounts for the same columns included in the Summary Compensation Table because they are valued using a different valuation method and because SEC rules require us to include the grant date fair value of equity awards based on the date of actual grant rather than the performance year in which they were earned. For example, the awards shown in the Summary Compensation Table for 2022 and 2020 were granted in each of those years but were based on 2021 and 2019 performance, respectively. There were no equity grants to our NEOs for the 2020 performance year.
On August 4, 2021, the Company granted Messrs. Barnes, Ilany and Maultsby an aggregate of 3,500,000 PRSUs, which are intended to cover three years of long-term incentive awards. Messrs. Barnes, Ilany and Maultsby will not receive another award under the long-term incentive program until 2024. For purposes of the Summary Compensation Table, such PRSUs were valued using the grant date fair value, as estimated on the date of grant using a Black-Scholes-Merton option pricing formula embedded within a Monte Carlo model used to simulate the future stock prices of Tiptree, which assumes that the market requirement is achieved. For more detail, including the underlying valuation assumptions for PRSUs and stock option awards, please see Note 19, Stock Based Compensation, to our consolidated financial statements in our 2022 Annual Report on Form 10-K.

EXECUTIVE COMPENSATION
(CNG Perspective; Not a Substitute for the Summary Compensation Table)

Name and Title	Performance Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Other Compensation(2)	Total ($)
Michael G. Barnes Executive Chairman	2022	$1,000,000	$3,227,466	$—	—	$63,183	$4,290,649
	2021	$600,000	$4,057,703	$1,512,000	—	$27,583	$6,197,286
	2020	$600,000	$300,000	—	—	$25,342	$925,342

Jonathan Ilany Chief Executive Officer	2022	$1,000,000	$3,227,466	$—	—	$150,407	$4,377,873
	2021	$800,000	$4,057,703	$1,512,000	—	$118,813	$6,488,516
	2020	$800,000	$300,000	—	—	$87,466	$1,187,466

Randy Maultsby(3) President	2022	$500,000	$1,400,000	$—		$7,644	$1,907,644
	2021	$350,000	$1,250,000	$503,995	—	$7,644	$2,111,639

Sandra Bell(4) Chief Financial Officer	2022	$450,000	$1,020,000	$—		$1,477,644	$2,947,644
	2021	$450,000	$680,000	$340,000	—	$7,644	$1,477,644
	2020	$450,000	$550,000	—	—	$7,644	$1,007,644

Neil C. Rifkind(5) VP, General Counsel and Secretary	2022	$450,000	$720,000	$360,000	—	$7,644	$1,537,644
	2021	$450,000	$680,000	$340,000	—	$7,644	$1,477,644
	2020	$450,000	$550,000	—	—	$7,644	$1,007,644

(1)For Messrs. Barnes, Ilany and Maultsby in performance year 2021, this represents 100,000, 100,000 and 33,333 shares, respectively, issued on November 22, 2021 pursuant to vested PRSUs (the $15 target), with a closing stock price of $15.12. For all other performance years for Messrs. Barnes, Ilany and Maultsby and for all other NEOs, this represents the Par Value of RSU grants.
(2)For Ms. Bell for 2021 and 2020, Mr. Rifkind for 2022, 2021 and 2020, and for Mr. Maultsby for 2022 and 2021, this represents premiums paid by the Company to our group health insurance provider under a medical expenses reimbursement plan (the “MERP”). Mr. Barnes’s $63,183 of other compensation in 2022 consists of $7,644 attributable to the MERP, $28,361 attributable to travel reimbursements and $27,178 of reimbursement for taxes associated with such travel reimbursements. Mr. Barnes’s $27,583 of other compensation in 2021 consists of $7,644 attributable to the MERP, $10,169 attributable to travel reimbursements and $9,770 of reimbursement for taxes associated with such travel reimbursements. Mr. Barnes’s $25,342 of other compensation in 2020 consists of $7,644 attributable to the MERP, $9,173 attributable to travel reimbursements and $8,525 of reimbursement for taxes associated with such travel reimbursements. Mr. Ilany’s $150,407 of other compensation in 2022 consists of $7,644 attributable to the MERP, $53,761 attributable to travel reimbursements, $19,726 that the Company paid in connection with maintaining the IT infrastructure in Mr. Ilany’s home office and $69,276 of reimbursement for taxes associated with such travel reimbursements. Mr. Ilany’s $118,813 of other compensation in 2021 consists of $7,644 attributable to the MERP, $41,197 attributable to travel reimbursements, $15,499 that the Company paid in connection with maintaining the IT infrastructure in Mr. Ilany’s home office and $54,473 of reimbursements for taxes associated with such travel and IT reimbursements. Mr. Ilany’s $87,446 of other compensation in 2020 consists of $7,664 attributable to the MERP, $23,535 attributable to travel reimbursements, $17,837 that the Company paid in connection with maintaining the IT infrastructure in Mr. Ilany’s home office and $38,450 of reimbursements for taxes associated with such travel and IT reimbursements. Ms. Bell’s $1,477,644 of other compensation in 2022 consists of $7,644 attributable to the MERP and $1,470,000 attributable to severance pursuant to the Amended and Restated Executive Separation and Transition Agreement as of February 28, 2023.
(3)Mr. Maultsby was appointed our President on July 14, 2021.
(4)Ms. Bell’s stock award amounts for performance year 2021 represent the Par Value of the RSU issuances on February 17, 2022 in which Ms. Bell received matching RSUs that cliff vest after three years from the grant date and deliver two shares of Tiptree stock for each RSU; as such, the Par Value of the RSU issuance for 2021 was doubled accordingly.
(5)Mr. Rifkind’s stock award amounts for performance years 2022 and 2021 represent the Par Value of the RSU issuances on February 22, 2023 and February 17, 2022, respectively, in which Mr. Rifkind received matching RSUs that cliff vest after three years from the grant date and deliver two shares of Tiptree stock for each RSU; as such, the Par Value of the RSU issuances for 2022 and 2021 was doubled accordingly.

Use of Independent Compensation Consultant
The CNG Committee engaged CAP to serve as its independent compensation consultant during 2022. CAP received instructions from, and reported to, the CNG Committee on an independent basis. CAP was also authorized by the CNG Committee to share with and request and receive from management specified information in order to prepare for CNG Committee meetings.
The CNG Committee requested CAP’s advice on a variety of matters, including the design of our executive compensation program and the compensation opportunities under it, compensation strategy, market comparisons, pay and performance alignment, the advisability of peer benchmarking, executive pay trends, compensation best practices, compensation-related legislative updates and related rulemaking, and compensation plan designs and modifications. The CNG Committee met with CAP, both with and without management present, on several occasions during 2022 with respect to compensation decisions for 2022 performance. The CNG Committee assessed the independence of CAP pursuant to SEC and Nasdaq rules, and concluded that no conflict of interest exists that would prevent CAP from independently representing the CNG Committee. During 2022, CAP did not provide any services to the Company or its affiliates other than advising the CNG Committee on executive officer compensation.
The CNG Committee does not currently use benchmarking or comparative data in making compensation decisions. In 2022, however, the CNG Committee reviewed compensation practices compiled by CAP with respect to the companies that operate in the same industries as the Company to provide a reference point for pay levels and practices, including practices relating to the grant of performance-vesting equity awards.
2022 Company Performance
Although 2022 presented a number of significant market challenges, we were pleased with our results for the year. Tiptree’s share price appreciation plus dividends for the year produced a total return of 1.2% compared to (20.4)% for the Russell 2000 and (18.1)% for the S&P 500.
Throughout the year we faced the extraordinary headwinds of global inflation and economic recession fears (the combination referred to as “stagflation”), significantly higher interest rates and commodity prices, deterioration in the global equity markets, and the start and continuation of a Russian/Ukrainian conflict. In response to the confluence of these major market events, the leaders of our businesses adapted and helped guide us to a strong year in 2022. Revenues for the year increased to a record $1.4 billion, up 16.4% from the prior year, which contributed to Adjusted net income of $63.4 million. Below is a summary of our 2022 results. Additional information on our 2022 results is contained in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Full-Year 2022 Summary

($ in thousands, except per share information)	FY’22	FY’21
Total revenues	$1,397,752	$1,200,514
Net income (loss) attributable to common stockholders	$(8,274)	$38,132
Diluted earnings per share	$(0.23)	$1.09
Cash dividends paid per common share	$0.16	$0.16
Return on average equity	(2.1)%	11.4%

Non-GAAP: (1)
Adjusted net income	$63,401	$63,869
Adjusted return on average equity	13.6%	16.5%
Adjusted EBITDA	$81,124	$100,776
Book value per share	$10.92	$11.22
____________________________
(1) For a reconciliation to GAAP financials, see “Annex A: Non-GAAP Measures”

•In June 2022, Tiptree closed the previously announced $200 million strategic investment in Fortegra by Warburg Pincus. As part of the closing, $113 million of Tiptree’s corporate debt was repaid in full. In the year ended December 31, 2022, Tiptree recognized a $63.2 million pre-tax gain in stockholders’ equity from the investment in Fortegra, which was partially offset by an increase in deferred tax liability associated with the tax deconsolidation of Fortegra. Of the total deferred tax liability of $44.8 million, $33.1 million impacted net income with the remainder impacting stockholders’ equity directly.
•Revenues of $1.4 billion, an increase of 16.4% from 2021, driven by growth in our insurance business, increases in charter rates and the gain on sale of five vessels in our maritime operations, and increased revenues from our mortgage servicing portfolio, partially offset by lower mortgage volume and margins and investment losses in 2022 compared to gains in 2021. Excluding investment gains and losses, revenues were up 17.2%.

•Net loss of $8.3 million compared to net income of $38.1 million in 2021, driven primarily by the deferred tax liability associated with the tax deconsolidation of Fortegra and unrealized losses on investments, partially offset by gain on sale of five vessels and growth in insurance operations.

•Adjusted net income of $63.4 million decreased by 0.7% from 2021, driven by growth in specialty insurance and shipping operations, more than offset by declines in mortgage volumes and margins. Adjusted return on average equity was 13.6%.

•The Company repurchased 165,040 shares for the year ended December 31, 2022 at an average price of $10.44 per share.
2022 Compensation Highlights
Compensation of our NEOs is largely driven by the financial and strategic performance of the Company. Total compensation of our NEOs related to fiscal 2022 was approximately $15 million compared to $24 million in fiscal 2021. In approving the compensation program for 2022, the CNG Committee considered a number of factors including, but not limited to the responsibilities of the executives’ positions, the executives’ experience and contributions, the competitive marketplace for executive talent and corporate performance. The PRSUs granted in 2021 were intended to cover three years of equity compensation for the Executive Chairman, Chief Executive Officer and President, and the CNG Committee did not grant new equity awards to them in 2023 based on 2022 performance.
Consistent with Tiptree’s pay for performance philosophy, NEO pay mix is heavily weighted toward variable, performance-based pay, which ties a large portion of compensation to the achievement of our short- and long-term performance objectives. The charts below illustrate the fixed versus variable mix of compensation for our NEOs in 2022. As seen in the illustration below, for 2022, only 25.5% of compensation was fixed for the Executive Committee while 74.5% was variable, which we define as compensation in the form of any cash or stock award subject to forfeiture. For our Executive Committee, the allocation percentages between fixed and variable awards for performance year 2022 deviates from prior performance years because the grant of PRSUs in 2021 (a variable compensation) were intended to cover three years of long-term incentive awards and as such, no equity grants were made to our Executive Committee for performance year 2022. 45.3% of the compensation of the other current NEOs at year-end was fixed while 54.7% was variable. Mr. Maultsby, one of our other current NEOs received PRSUs in 2021 so did not receive any equity grants for performance year 2022.

Fixed compensation consists of base salary and other guaranteed reimbursements such as travel and information technology reimbursements and the premiums paid for executives under our medical expense reimbursement plan, or MERP. Variable compensation consists of any award based on performance and CNG Committee determination (including negative discretion).
2022 Executive Compensation Program and Decisions
Our 2022 executive compensation program had three primary elements: base salary, performance-based annual cash incentive awards and long term equity incentive awards (except for Messrs. Barnes, Ilany and Maultsby who received PRSUs in 2021). Although each element of compensation described below was considered separately, our CNG Committee made its determinations regarding each individual component of the compensation program in the context of the aggregate effect on total compensation for each NEO. For the NEOs, incentive compensation for services in a fiscal year was paid or granted, as applicable, in the first quarter of the following year.

Base Salary
The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Base salaries for the NEOs are based on competitive market rates for experienced executives of comparable organizations. The 2022 base salaries for the NEOs were as follows:

Name	Base Salary
Michael Barnes	$1,000,000
Jonathan Ilany	$1,000,000
Randy Maultsby	$500,000
Sandra Bell	$450,000
Neil Rifkind	$450,000
Total	$3,400,000

Incentive Compensation-Pool Determination
The CNG Committee established a 2022 cash incentive compensation pool for the Executive Committee equal to 7.0% of Adjusted EBITDA prior to the payment of the incentive compensation of the Executive Committee, and allocated 3.5% to Michael Barnes, Executive Chairman and 3.5% to Jonathan Ilany, Chief Executive Officer.

Incentive Compensation-Pool Determination — Other NEOs
For 2022, the CNG Committee established an incentive compensation pool for the NEOs other than the Executive Committee of up to a maximum of 4.5% of Adjusted EBITDA prior to payment of the incentive compensation of the Executive Committee. For the other NEOs, except Mr. Maultsby, this pool was allocated 80%

in cash and 20% in the form of matching RSUs that cliff vest after three years and deliver two shares of Tiptree stock for each RSU.
For 2022, the CNG Committee awarded aggregate incentive compensation to the NEOs other than the Executive Committee in an aggregate amount of approximately $3.5 million or approximately 3.8% of Adjusted EBITDA prior to payment of the incentive compensation of the Executive Committee, which was less than the maximum amount of the pool allocated to them. The actual bonus amount for each applicable executive was determined by the CNG Committee in its discretion in consultation with the Executive Committee, based 50% on the Company’s Adjusted EBITDA relative to the prior year and 50% on the CNG Committee’s qualitative assessment of individual performance for 2022 considering the NEO’s role, leadership responsibilities and retention considerations.

Incentive Compensation-Performance-Based Annual Cash Incentive Awards — Executive Committee and Other NEOs
For 2022, the performance-based annual cash incentive award allocation to the Executive Committee was as follows:

Name	Annual Cash Incentive Award
Michael Barnes	$3,227,466
Jonathan Ilany	$3,227,466
Total	$6,454,932

For 2022, the performance-based annual cash incentive award allocation to the other NEOs were as follows:

Name	Annual Cash Incentive Award
Randy Maultsby	$1,400,000
Sandra Bell	$1,020,000
Neil Rifkind	$720,000
Total	$3,140,000

Tax Deductibility of NEO Compensation
Section 162(m) of the Code (“Section 162(m)”) imposes a $1 million limit on the deduction that a company could claim in any tax year with respect to compensation paid to certain of its current and former executive officers, subject to certain limited exceptions with respect to certain compensation arrangements in effect on November 2, 2017. Our CNG Committee has and may approve compensation arrangements for our NEOs that are not fully deductible under Section 162(m) and specifically reserves the right to do so.
Response to Say on Pay Advisory Vote and Stockholder Feedback
At our 2020 Annual Meeting of Stockholders, our advisory vote to approve compensation of our NEOs received the support of 80.22% of the votes cast. Our management met with several of our largest stockholders in 2022 and communicated stockholder feedback and comments to our CNG Committee, who considered that information in making 2022 compensation decisions.

COMPENSATION COMMITTEE REPORT
The CNG Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Tiptree’s proxy statement on Schedule 14A filed with the SEC.

Submitted by the Compensation Committee

Dominique Mielle, Chair
Lesley Goldwasser
Paul M. Friedman
Bradley E. Smith

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and/or Exchange Act.

EXECUTIVE COMPENSATION
Summary Compensation
The following table sets forth information regarding the compensation paid to or earned by our NEOs for services in 2022, 2021 and 2020, as applicable to each NEO, in the format required by the SEC. The footnotes to these tables provide information to explain the values presented in the tables and are an important part of our disclosures.
We have included a separate table in “Compensation Discussion and Analysis—Named Executive Officers” as supplemental disclosure, which table shows the base salary and incentive compensation awarded to our NEOs for their performance in 2022, 2021 and 2020, as applicable to each NEO, in the manner that it was considered by the CNG Committee.
Except where otherwise noted, the equity awards shown in our Summary Compensation Table and Grants of Plan-Based Awards table for the years 2022 and 2020 were granted in February 2022 and February 2020, respectively, for services performed in 2021 and 2019, respectively. Our CNG Committee did not grant any equity awards in 2021 for services performed in 2020. The only equity awards granted in 2021 were the PRSUs granted to our Executive Chairman, Chief Executive Officer and President, which reflect the CNG Committee’s desire for such executives to continue to lead Tiptree for an additional significant number of years and to create significant shareholder value over time. The PRSUs are intended to cover three years of equity compensation for the Executive Chairman, Chief Executive Officer and President, and the CNG Committee does not intend to grant new equity awards to them over the next three years.

Summary Compensation Table

Name and Title	Year	Salary($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Michael G. Barnes(4) Executive Chairman	2022	$1,000,000	—	$—	$—	$3,227,466	$63,183	$4,290,649
	2021	$600,000	—	$4,192,400	$—	$4,057,703	$27,583	$8,877,686
	2020	$600,000	—	$616,649	$311,337	$300,000	$25,342	$1,853,328

Jonathan Ilany(5) Chief Executive Officer	2022	$1,000,000	—	$—	$—	$3,227,466	$150,407	$4,377,873
	2021	$800,000	—	$4,192,400	$—	$4,057,703	$118,813	$9,168,916
	2020	$800,000	—	$924,977	$467,005	$300,000	$87,466	$2,579,448

Randy Maultsby(6) President	2022	$500,000	—	$—	—	$1,400,000	$7,644	$1,907,644
	2021	$350,000	—	$1,397,466	—	$1,250,000	$7,644	$3,005,110

Sandra Bell(7) Chief Financial Officer	2022	$450,000	—	$351,228	—	$1,020,000	$1,477,644	$3,298,872
	2021	$450,000	—	$—	—	$680,000	$7,644	$1,137,644
	2020	$450,000	—	$116,029	—	$550,000	$7,644	$1,123,673

Neil C. Rifkind(8) VP, General Counsel and Secretary	2022	$450,000	—	$351,228	—	$720,000	$7,644	$1,528,872
	2021	$450,000	—	$—	—	$680,000	$7,644	$1,137,644
	2020	$450,000	—	$116,029	—	$550,000	$7,644	$1,123,673

(1)Amounts in this column represent the aggregate grant date fair value of PRSUs, RSUs and stock options, computed in accordance with FASB ASC Topic 718. RSUs are valued using the closing price of our common stock on the grant date. We use the Black-Scholes model assuming 50% volatility to estimate our compensation cost for stock option awards. The fair value of the PRSUs was estimated on the date of grant using a Black-Scholes-Merton option pricing formula embedded within a Monte Carlo model used to simulate the future stock prices of Tiptree, which assumes that the market requirement is achieved. For more detail, including the underlying valuation assumptions for PRSUs and stock option awards, please see Note 19, Stock Based Compensation, to our consolidated financial statements in our 2022 Annual Report on Form 10-K. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)Represents the dollar value of cash incentive awards earned in the performance year but paid in the first quarter of the following year.
(3)For Ms. Bell for 2021 and 2020, Mr. Rifkind for 2022, 2021 and 2020, and for Mr. Maultsby for 2022 and 2021, this represents premiums paid by the Company to our group health insurance provider under a medical expenses reimbursement plan (the “MERP”). Mr. Barnes’s $63,183 of other compensation in 2022 consists of $7,644 attributable to the MERP, $28,361 attributable to travel reimbursements and $27,178 of reimbursement for taxes associated with such travel reimbursements. Mr. Barnes’s $27,583 of other compensation in 2021 consists of $7,644 attributable to the MERP, $10,169 attributable to travel reimbursements and $9,770 of reimbursement for taxes associated with such travel reimbursements. Mr. Barnes’s $25,342 of other compensation in 2020 consists of $7,644 attributable to the MERP, $9,173 attributable to travel reimbursements and $8,525 of reimbursement for taxes associated with such travel reimbursements. Mr. Ilany’s $150,407 of other compensation in 2022 consists of $7,644 attributable to the MERP, $53,761 attributable to travel reimbursements, $19,726 that the Company paid in connection with maintaining the IT infrastructure in Mr. Ilany’s home office and $69,276 of reimbursement for taxes associated with such travel reimbursements. Mr. Ilany’s $118,813 of other compensation in 2021 consists of $7,644 attributable to the MERP, $41,197 attributable to travel reimbursements, $15,499 that the Company paid in connection with maintaining the IT infrastructure in Mr. Ilany’s home office and $54,473 of reimbursements for taxes associated with such travel and IT reimbursements. Mr. Ilany’s $87,446 of other compensation in 2020 consists of $7,664 attributable to the MERP, $23,535 attributable to travel reimbursements, $17,837 that the Company paid in connection with maintaining the IT infrastructure in Mr. Ilany’s home office and $38,450 of reimbursements for taxes associated with such travel and IT reimbursements. Ms. Bell’s $1,477,644 of other compensation in 2022 consists of $7,644 attributable to the MERP and $1,470,000 attributable to severance pursuant to the Amended and Restated Executive Separation and Transition Agreement as of February 28, 2023.
(4)Mr. Barnes’s stock award amount in 2020 represents the grant date fair value of the RSUs and stock options granted to him on February 20, 2020, which cliff vests on February 15, 2023. The stock award amount in 2021 represent the 1,500,000 PRSUs granted on August 4, 2021.

(5)Mr. Ilany’s stock award amount in 2020 represents the grant date fair value of the RSUs and stock options granted to him on February 20, 2020, which cliff vests on February 15, 2023. The stock award amount in 2021 represent the 1,500,000 PRSUs granted on August 4, 2021.
(6)Mr. Maultsby was appointed as our President on July 14, 2021. The stock award amount in 2021 represents the 500,000 PRSUs granted to him on August 4, 2021.
(7)Ms. Bell’s stock award amount in 2022 and 2020 represents the grant date fair value of RSUs granted to her on February 17, 2022 and February 20, 2020, respectively.
(8)Mr. Rifkind’s stock award amount in 2022 and 2020 represents the grant date fair value of RSUs granted to him on February 17, 2022 and February 20, 2020, respectively.

Grants of Plan-Based Awards
The following table provides additional information about non-equity and equity-based awards granted to our NEOs during the year ended December 31, 2022:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold	Target	Maximum	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value(3) ($)
Michael G. Barnes	—	$3,227,466	—	—	—	$—

Jonathan Ilany	—	$3,227,466	—	—	—	$—

Randy Maultsby	—	—	—	—	—	$—
Sandra Bell	—	—	—	2/17/2022	26,750	$351,228
Neil C. Rifkind	—	—	—	2/17/2022	26,750	$351,228
___________________________________________
(1)For Messrs. Barnes and Ilany, the dollar figures in the table above represent the incentive compensation pool for the Executive Committee based on a percentage of 2022 Adjusted EBITDA which was paid in the first quarter of 2023. The aggregate incentive compensation pool for our 2022 named executive officers other than the Executive Committee (Ms. Bell and Messrs. Maultsby and Rifkind), is subject to a cap of 4.5% of Adjusted EBITDA prior to the payment of the incentive compensation of the Executive Committee. The actual amounts granted to Ms. Bell and Messrs. Maultsby and Rifkind were subject to the discretion of the Executive Committee and, as such, do not have calculable threshold, target or maximum estimated payouts.
(2)In 2022, the only stock awards granted to NEOs were RSUs granted to Ms. Bell and Mr. Rifkind on February 17, 2022, which will cliff vest on February 20, 2025, subject to certain terms contained in the award agreements.
(3)The grant date fair value of RSUs is computed in accordance with FASB ASC Topic 718. RSUs are valued using the closing price of our common stock on the grant date ($13.13 per share). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Below is a brief description of the material terms of our NEOs’ Employment Agreements. There are no definite terms under the Employment Agreements, and the Company could have terminated each such NEO’s employment at any time upon approval of the Board of Directors, provided that, if such NEO’s employment had been terminated without cause or he or she resigned for good reason (as defined in the Employment Agreement), then such NEO would have been entitled, subject to the execution of a general release, to certain severance payments as described in more detail below in “—Potential Payments to Named Executive Officers Upon Termination or Change in Control.” The Employment Agreements also include non-compete, non-solicitation, non-disparagement and confidentiality provisions during our NEO’s employment and for a specified period of time following the date of termination.

Michael Barnes — Executive Chairman
Under Mr. Barnes’s Executive Employment Agreement dated as of February 1, 2018, Mr. Barnes receives compensation for serving as Executive Chairman of Tiptree, consisting of an annual base salary (currently $1,000,000) and a discretionary annual cash bonus in an amount set by the CNG Committee. Mr. Barnes is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.

Jonathan Ilany — Chief Executive Officer
Under Mr. Ilany’s Executive Employment Agreement dated as of February 1, 2018, Mr. Ilany receives compensation for serving as Chief Executive Officer of Tiptree consisting of an annual base salary (currently $1,000,000) and a discretionary annual cash bonus in an amount set by the CNG Committee. Mr. Ilany is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.

Randy Maultsby — President
Under Mr. Maultsby’s Executive Employment Agreement dated as of July 14, 2021, Mr. Maultsby receives an annual base salary (currently $500,000) and a discretionary annual cash bonus in an amount set by the CNG Committee. Mr. Maultsby is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.

Sandra Bell— Chief Financial Officer
Under Ms. Bell’s Executive Employment Agreement dated as of February 1, 2018, Ms. Bell receives an annual base salary ($450,000 for 2022) and a discretionary annual cash bonus in an amount set by the CNG Committee. Ms. Bell is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.

Neil Rifkind — Vice President, General Counsel and Secretary
Under Mr. Rifkind’s Executive Employment Agreement dated as of February 1, 2018, Mr. Rifkind receives an annual base salary (currently $450,000) and a discretionary annual cash bonus in an amount set by the CNG Committee. Mr. Rifkind is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth outstanding stock options (both exercisable and unexerciseable), unvested RSUs and unvested PRSUs held by our NEOs as of December 31, 2022. As described more fully in footnote 1 below, the stock options are subject to time based vesting with respect to one-third of the shares subject to the award on each of the third, fourth and fifth anniversaries of the date of grant and a performance based vesting requirement that has been achieved. The unearned PRSUs will vest upon Tiptree achieving each of four remaining Tiptree share price target milestones ranging from $20 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant; the $15 share price target was achieved in 2021. Any unvested PRSUs shall expire on August 4, 2031.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price(2) ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares that have not vested (#)(4)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($)(4)
Michael G. Barnes	1/4/2016	46,494	—	$5.67	1/4/2026	85,055	(5)	$1,177,161	1,400,000	$3,679,060
	3/10/2016	4,649	—	$5.87	3/10/2026
	2/22/2017	112,015	—	$6.65	2/22/2027
	2/26/2018	62,222	31,110	$5.85	2/26/2028
	2/26/2019	30,108	60,218	$6.26	2/26/2029
	2/20/2020	—	170,111	$7.25	2/20/2030

Jonathan Ilany	1/4/2016	137,038	—	$5.67	1/4/2026	127,583	(6)	$1,765,749	1,400,000	$3,679,060
	3/10/2016	13,704	—	$5.87	3/10/2026
	2/22/2017	351,155	—	$6.65	2/22/2027
	2/26/2018	99,554	49,777	$5.85	2/26/2028
	2/26/2019	45,163	90,326	$6.26	2/26/2029
	2/20/2020	—	255,166	$7.25	2/20/2030

Randy Maultsby		—	—	—	—	10,206	(7)	$141,251	466,667	$1,226,354

Sandra Bell		—	—	—	—	32,085	(8)	$444,056	—	$—

Neil C. Rifkind		—	—	—	—	32,085	(9)	$444,056	—	$—

 ___________________________________

(1)All outstanding and unexercised stock options have met their performance-based vesting requirements and remain subject to the time-based vesting requirements before becoming exercisable. For Mr. Barnes, the unexercised options consist of (a) 31,111 Stock Options granted on February 26, 2018 which will become exercisable on February 26, 2023, (b) 60,218 Stock Options granted on February 26, 2019 which will become exercisable in equal installments on each of February 26, 2023 and 2024 and (c) 170,111 Stock Options granted on February 20, 2020 which will become exercisable in equal installments on each of February 26, 2023, 2024 and 2025. For Mr. Ilany, the unexercised options consist of (a) 49,777 Stock Options granted on February 26, 2018 which will become exercisable on February 26, 2023, (b) 90,326 Stock Options granted on February 26, 2019 which will become exercisable in equal installments on each of February 26, 2023 and 2024 and (d) 255,166 Stock Options granted on February 20, 2020 which will become exercisable in equal installments on each of February 26, 2023, 2024 and 2025. The Stock Options will expire on the earlier of (1) the ten-year anniversary of the grant date of the Stock Option and (2) the date of the termination of Mr. Barnes’s (with respect to Mr. Barnes’s Stock Options) or Mr. Ilany’s (with respect to Mr. Ilany’s Stock Option) service with the Company for cause (as defined in the Stock Option Agreement) or their respective voluntary termination of service with the Company (other than a termination of employment for good reason (as defined in the Employment Agreement) or for retirement (as defined below under “—Potential Payments to Named Executive Officers Upon Termination or Change in Control”).
(2)Based on the common stock closing price on the date such options are granted.
(3)Based on the common stock closing price of $13.84 on December 31, 2022.
(4)Consists of PRSUs that vest upon Tiptree satisfying the relevant Tiptree share price target milestones in accordance with the terms of the PRSUs. The fair value of the PRSUs was estimated on the date of grant using a Black-Scholes-Merton option pricing formula embedded within a Monte Carlo model used to simulate the future stock prices of Tiptree, which assumes that the market requirement is achieved. For more detail, including the underlying valuation assumptions for PRSUs and stock option awards, please see Note 19, Stock Based Compensation, to our consolidated financial statements in our 2022 Annual Report on Form 10-K.
(5)Consists of 85,055 RSUs that are subject to cliff vesting on February 15, 2023 based upon the continuous employment of Mr. Barnes from the grant date until such date, subject to certain terms contained in his RSU award agreement.
(6)Consists of 127,583 RSUs that are subject to cliff vesting on February 15, 2023, based upon continuous employment of Mr. Ilany from the grant date until such date, subject to certain terms contained in his RSU award agreement. Mr. Ilany has directed that all the shares to be issued upon vesting of his PRSUs and RSUs be issued to various family trusts. Mr. Ilany has no control over nor pecuniary interest in such family trusts.
(7)Consists of the remaining 10,206 RSUs granted to Mr. Maultsby on February 20, 2020, which will vest on February 15, 2023, subject to his continuous employment from the grant date until such vesting date and the terms contained in Mr. Maultsby’s award agreements.

(8)Ms. Bell’s 32,085 unvested RSUs consist of (a) the remaining 5,335 RSUs granted to her on February 20, 2020, which will vest on February 15, 2023 and (b) 26,750 RSUs granted to her on February 17, 2022, which will cliff vest on February 20, 2025, in each case generally subject to Ms. Bell’s continuous employment from the grant date until such vesting date and the terms contained in Ms. Bell’s award agreements. Pleas see “Potential Payments to Named Executive Officers Upon Termination or Change in Control — Sandra Bell” for more information on the treatment of these RSUs following March 31, 2023.
(9)Mr. Rifkind’s 32,085 unvested RSUs consist of (a) the remaining 5,335 RSUs granted to him on February 20, 2020, which will vest on February 15, 2023 and (b) 26,750 RSUs granted to him on February 17, 2022, which will cliff vest on February 20, 2025, in each case generally subject to Mr. Rifkind’s continuous employment from the grant date until such vesting date and the terms contained in Mr. Rifkind’s award agreements.

Option Exercises and Stock Vested
The following table sets forth information with respect to our NEOs regarding common stock acquired pursuant to the vesting of RSUs in 2022. No stock options were exercised by our NEOs during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Michael G. Barnes	45,163	$588,926
Jonathan Ilany(2)	67,744	$883,382
Randy Maultsby	20,760	$270,710
Sandra Bell	10,877	$141,836
Neil C. Rifkind	11,141	$145,279
____________________________________

(1)    Based on the closing stock price of $13.04 on February 15, 2022, the date the RSUs vested.
(2)    Mr. Ilany has directed that all the shares to be issued upon vesting of his RSUs and PRSUs be issued to various family trusts. Mr. Ilany has no control over nor pecuniary interest in such family trusts.

Potential Payments to Named Executive Officers Upon Termination or Change in Control
The Employment Agreements provide for severance payments if the employment of an NEO is terminated by the Company without “cause” (as defined in the Employment Agreement) or due to disability or death, or by such NEO for “good reason” (as defined in the Employment Agreement). Upon such a termination, then, subject to the execution of a general release, each NEO will be entitled to receive (i) a lump sum severance payment in an amount equal to (A) in the case of Messrs. Barnes and Ilany, (I) two times base salary and (II) the average of the annual bonuses paid to the executive with respect to the two calendar years immediately preceding the year that termination occurs, multiplied by one plus a fraction, the numerator of which is the number of full months of employment the executive completed in the year in which termination occurs and the denominator of which is twelve and (B), in the case of Ms. Bell and Messrs. Maultsby and Rifkind, one times base salary and the prior year's annual bonus, provided that in the case of a termination of employment due to an executive’s death or disability, any severance pay will be reduced by amounts payable to an executive, or his or her estate, under an employer sponsored plan; (ii) any earned but unpaid annual bonus with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs, payable solely in cash; (iii) full vesting with respect to the time-based vesting condition (immediately in the case of death, disability, termination without cause or termination for good reason) of any then outstanding unvested equity awards and awards subject to performance-based vesting conditions remain outstanding for their term and eligible to vest on achievement of the performance requirement; and (iv) payment of the cost of COBRA premiums above the active employee rate through the earlier of 18 months following termination and the date the executive becomes eligible for comparable coverage with a subsequent employer.
We do not have severance arrangements with our NEOs in connection with a change of control. However, upon the occurrence of a change of control, RSU awards granted to the NEOs are accelerated and the time-vesting requirement of the stock options granted to our NEOs is waived (since the stock options have all met their performance requirement, upon a change of control, they will all become immediately exercisable).

As used in our award agreements, the term “retirement” means the participant is at least 55 years old and satisfies the “Rule of 65” which means that the sum of the Participant’s age and years of combined and continuous service with the Company equals at least sixty-five (65). For purposes of determining the Rule of 65, only full years of service with the Company shall count as years of combined and continuous service. All of our currently employed NEOs, other than Mr. Maultsby, qualify for retirement.
Michael Barnes
•If Mr. Barnes’s employment was terminated by the Company without cause or due to his death or disability (or he terminated employment for good reason) as of December 31, 2022, he would have been entitled to receive a total severance of $8,885,169, which represents two times his base salary and the average of his annual cash bonus for the past two calendar years multiplied by two.
•If Mr. Barnes’s employment was terminated by the Company due to his death or disability, then his 85,055 unvested RSUs as of December 31, 2022 would vest immediately upon termination.
•If Mr. Barnes’s employment was terminated by the Company without cause or as a result of his retirement, then his 85,055 unvested RSUs as of December 31, 2022 would remain outstanding and vest in accordance with their vesting schedule (the “RSU Vesting”).
•Upon a change of control, Mr. Barnes’s unvested RSUs become fully vested. His 85,055 unvested RSUs as of December 31, 2022, with an aggregate market value of $1,177,161 based on the Company’s closing stock price of $13.84 as of December 31, 2022 would become fully vested.
•If Mr. Barnes’s employment was terminated by the Company without cause or due to his death, disability, or retirement, or upon a change of control of the Company, all of Mr. Barnes’s stock options will be exercisable, given their performance requirements have been achieved.
•With respect to Mr. Barnes’s 1,400,000 unvested PRSUs as of December 31, 2022:
◦If Mr. Barnes’s employment was terminated by the Company without cause, or due to his death or disability, or as a result of his retirement after August 4, 2024, then such unvested PRSUs shall remain outstanding and be eligible to vest upon Tiptree satisfying the relevant Tiptree share price target milestones in accordance with the terms of the PRSUs.
◦Upon a change of control, only those PRSUs that satisfy the relevant Tiptree share price target milestones from such a change of control transaction will vest, with all other PRSUs becoming forfeited unless otherwise assumed in such a change of control transaction.
Jonathan Ilany
•If Mr. Ilany’s employment was terminated by the Company without cause or due to his death or disability (or he terminated employment for good reason) as of December 31, 2022, he would have been entitled to receive a total severance of $9,085,169, which represents two times his base salary and the average of his annual cash bonus for the past two calendar years multiplied by two
•If Mr. Ilany’s employment was terminated by the Company due to his death or disability, then his 127,583 unvested RSUs as of December 31, 2022 would vest immediately upon termination.
•If Mr. Ilany’s employment was terminated by the Company without cause or as a result of his retirement, then his 127,583 unvested RSUs as of December 31, 2022 would remain outstanding and remain eligible for RSU Vesting.
•Upon a change of control, Mr. Ilany’s 127,583 unvested RSUs as of December 31, 2022, with a market value of $1,765,749 based on the Company’s closing stock price of $13.84 as of December 31, 2022, would also become fully vested.

•If Mr. Ilany’s employment was terminated by the Company without cause or due to his death, disability or retirement, or upon a change of control of the Company, all of Mr. Ilany’s stock options will be exercisable, given their performance requirements have been achieved.
•With respect to Mr. Ilany’s 1,400,000 unvested PRSUs as of December 31, 2022:
◦If Mr. Ilany’s employment was terminated by the Company without cause, or due to his death or disability, or as a result of his retirement after August 4, 2024, then such unvested PRSUs shall remain outstanding and be eligible to vest upon Tiptree satisfying the relevant Tiptree share price target milestones in accordance with the terms of the PRSUs.
◦Upon a change of control, only those PRSUs that satisfy the relevant Tiptree share price target milestones from such a change of control transaction will vest, with all other PRSUs becoming forfeited unless otherwise assumed in such a change of control transaction.
Randy Maultsby
•If Mr. Maultsby’s employment was terminated by the Company without cause or due to his death or disability (or he terminated employment for good reason) as of December 31, 2022, he would have been entitled to receive a total severance of $1,900,000, which represents his base salary and incentive compensation for services performed in 2022.
•If Mr. Maultsby’s employment was terminated by the Company due to his death or disability, then his 10,206 unvested RSUs as of December 31, 2022 would vest immediately upon termination.
•If Mr. Maultsby’s employment was terminated by the Company without cause, then his 10,206 unvested RSUs as of December 31, 2022 would remain outstanding and remain eligible for RSU Vesting.
•Upon a change of control, Mr. Maultsby’s 10,206 unvested RSUs as of December 31, 2022, with a market value of $141,251 based on the Company’s closing stock price of $13.84 as of December 31, 2022, would become fully vested.
•With respect to Maultsby’s 466,667 unvested PRSUs as of December 31, 2022:
◦If Mr. Maultsby’s employment was terminated by the Company without cause, or due to his death or disability, or as a result of his retirement after August 4, 2024, then such unvested PRSUs shall remain outstanding and be eligible to vest upon Tiptree satisfying the relevant Tiptree share price target milestones in accordance with the terms of the PRSUs.
◦Upon a change of control, only those PRSUs that satisfy the relevant Tiptree share price target milestones from such a change of control transaction will vest, with all other PRSUs becoming forfeited unless otherwise assumed in such a change of control transaction.
Sandra Bell
•Effective March 31, 2023, Sandra Bell ceased to be Chief Financial Officer of the Company. Pursuant to a Transition Agreement, Ms. Bell is entitled to receive, subject to the terms and conditions of the Transition Agreement, (i) her current annual base salary until May 31, 2023 and an annual bonus for the fiscal year ending December 31, 2022 (which has been paid); (ii) cash severance of $1,477,644; (iii) her 32,085 unvested RSUs as of December 31, 2022, with a market value of $444,056 based on the Company’s closing stock price of $13.84 as of December 31, 2022 remains outstanding and eligible to vest on February 20, 2025; and (iv) subject to her timely election of her COBRA benefits, payment of the cost of her COBRA premiums above the active employee rate through the earlier of 18 months and her becoming eligible for comparable coverage with a subsequent employer.
•Upon a change of control, Ms. Bell’s 32,085 unvested RSUs as of December 31, 2022, with a market value of $444,056 based on the Company’s closing stock price of $13.84 as of December 31, 2022, would become fully vested.

Neil Rifkind
•If Mr. Rifkind’s employment was terminated by the Company without cause or due to his death or disability (or he terminated employment for good reason) as of December 31, 2022, he would have been entitled to receive a total severance of $1,170,000, which represents his base salary and incentive compensation for services performed in 2022 and his 32,085 unvested RSUs as of December 31, 2022 would remain outstanding and vest immediately.
•If Mr. Rifkind’s employment was terminated by the Company due to his death or disability, then his 32,085 unvested RSUs as of December 31, 2022 would vest immediately upon termination.
•If Mr. Rifkind’s employment was terminated by the Company without cause or as a result of his retirement, then his 32,085 unvested RSUs as of December 31, 2022 would remain outstanding and remain eligible for RSU Vesting.
•Upon a change of control, Mr. Rifkind’s 32,085 unvested RSUs as of December 31, 2022, with a market value of $444,056 based on the Company’s closing stock price of $13.84 as of December 31, 2022, would become fully vested.
Equity Compensation
The CNG Committee, may, from time to time, grant equity awards pursuant to our equity plans that are designed to align the interests of our executive officers with those of our stockholders, by allowing our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. The equity awards granted to our executive officers are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to attract, motivate and retain talented individuals.
Set forth below is certain information, as of December 31, 2022, regarding equity compensation granted in 2022 that has been approved by stockholders. For additional information, please see Note 19 —Stock Based Compensation, to the consolidated financial statements contained in Tiptree’s 2022 10-K.

Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price		Number of securities remaining available for issuance under plan
2017 equity plan	1,675,514	(a)	$6.50	(b)	2,371,977
__________________________________
(a)    Consists of the common stock that may be issued upon outstanding stock options that became exercisable as of December 31, 2022, based on the Company meeting performance metrics pursuant to the terms of such stock options.
(b)    This weighted-average exercise price relates only to the stock options described in footnote (a).
Principal Executive Officer Pay Ratio
Set forth below is a reasonable estimate of the ratio of annual total compensation of the Company’s principal executive officer (“PEO”) to the median of the annual total compensation of all employees, other than the PEO. The Company views the Executive Committee, consisting of Mr. Barnes, its Executive Chairman, and Mr. Ilany, its Chief Executive Officer, collectively as the Company’s PEO.
In 2022, we identified the median employee (such person, the “Median Employee”) by using as our consistently applied compensation measure, 2022 gross earnings, as reported on Form W-2 (“W-2 gross earnings”), for all individuals who were employed by the Company and its subsidiaries on December 31, 2022, other than our principal executive officers. We included all employees, whether employed on a full-time, part-time or seasonal basis, and we did not annualize the compensation of any full-time employee who was employed for less than the full 2022 calendar year. We believe that the use of W-2 gross earnings is an appropriate measure by which to determine the Median Employee because it accurately represents annual compensation earned by our employees.

Messrs. Barnes and Ilany had 2022 annual total compensation of $4,290,649 and $4,377,873, respectively, as reflected in the Summary Compensation Table included in this Proxy Statement under “Executive Compensation—Summary Compensation”. Using the same methodology used to calculate Messrs. Barnes and Ilany’s 2022 total compensation in the Summary Compensation Table, our Median Employee’s total compensation for 2022 was $61,938. As a result, we estimate that Messrs. Barnes’s and Ilany’s 2022 annual total compensation was approximately 69 times and 71 times, respectively, that of our Median Employee.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on the employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for the Company.
Pay Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The CNG Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions for any of the years presented. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs, including with respect to stock options, RSUs and PRSUs.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(1)		Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (Loss) (in thousands)	Adjusted EBITDA(4) (in thousands)
	Michael Barnes	Jonathan Ilany	Michael Barnes	Jonathan Ilany
2022	$4,290,649	$4,377,873	$5,187,027	$5,229,666	$2,245,129	$2,337,587	101.39	89.47	$(8,274)	$81,124
2021	$8,877,686	$9,168,916	$20,046,694	$15,143,999	$1,760,133	$2,781,169	279.68	135.04	$38,132	$100,776
2020	$1,853,328	$2,579,448	$405,023	$575,685	$1,123,673	$808,850	63.56	98.31	$(29,158)	$4,541
___________________________________
(1)     The Company considers its executive committee, consisting of the Executive Chairman and Chief Executive Officer, as the Company’s Principal Executive Officer and therefore are presenting information for both Messrs. Barnes and Ilany separately for each of 2020-2022.
(2)    The Non-PEO NEOs in 2022 and 2021 consisted of Ms. Bell and Messrs. Maultsby and Rifkind. The Non-PEO NEOs in 2020 consisted of Ms. Bell and Mr. Rifkind only. For 2022, this includes a one-time severance payment to Ms. Bell of $1,470,000.
(3)    The Company used the same peer group, the Standard and Poor’s Select Sector Financial Services Index, as it used in the Stock Performance Graph for purposes of Item 201(e) of Regulation S-K.
(4)    We have identified Adjusted EBITDA as our company selected measure as we believe it represents the most important financial performance measures used to link compensation actually paid to our NEOs to company performance. For a reconciliation to Adjusted EBITDA GAAP financials, see “Annex A: Non-GAAP Measures.”

The additional tables below set forth each of the amounts required by SEC rules to be deducted from and added to the amount of total compensation as reflected in the Summary Compensation Table, to calculate compensation actually paid. The valuation assumptions used to calculate the fair values of stock options, RSUs and PRSUs did not materially differ from those used in our disclosures of fair value as of the grant date.

Name	Year	Reported Summary Compensation Table Total for PEO	Minus: Reported Summary Compensation Table Value of Equity Awards	Plus: Equity Award Adjustments (1)	Compensation Actually Paid to PEO
Michael Barnes	2022	$4,290,649	$—	$896,378	$5,187,027
	2021	$8,877,686	$(4,192,400)	$15,361,408	$20,046,694
	2020	$1,853,328	$(927,986)	$(520,319)	$405,023

Jonathan Ilany	2022	$4,377,873	$—	$851,793	$5,229,666
	2021	$9,168,916	$(4,192,400)	$10,167,483	$15,143,999
	2020	$2,579,448	$(1,391,982)	$(611,781)	$575,685
___________________________________
(1)     This table shows the equity award adjustments for the relevant year.

Name	Year	Year End Fair Value of Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Awards	Fair Value as of Vesting Date of Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards That Have Been Forfeited During Year	Fair Value of Dividends Paid in Year Not Included in Total Compensation	Total Equity Award Adjustments
Michael Barnes	2022	$—	$939,966	$—	$(57,196)	$—	$13,609	$896,378
	2021	$9,244,920	$2,626,087	$1,512,000	$1,957,566	$—	$20,835	$15,361,408
	2020	$539,132	$(834,881)	$—	$(252,872)	$—	$28,301	$(520,319)

Jonathan Ilany	2022	$—	$831,380	$—	$—	$—	$20,413	$851,793
	2021	$9,244,920	$—	$1,512,000	$(620,689)	$—	$31,252	$10,167,483
	2020	$168,234	$—	$640,467	$(1,463,680)	$—	$43,199	$(611,781)

Year	Reported Average Summary Compensation Table Total for Non-PEO NEOs	Minus: Reported Average Summary Compensation Table Value of Equity Awards	Plus: Average Equity Award Adjustments (1)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,245,129	$(234,152)	$326,610	$2,337,587
2021	$1,760,133	$(465,822)	$1,486,858	$2,781,169
2020	$1,123,673	$(116,029)	$(198,794)	$808,850
___________________________________
(1)     This table shows the equity award adjustments for the relevant year.

Year	Average Year End Fair Value of Awards Granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Awards	Average Fair Value as of Vesting Date of Awards Granted and Vested in the Year	Average Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards That Have Been Forfeited During Year	Average Fair Value of Dividends Paid in Year Not Included in Total Compensation	Total Average Equity Award Adjustments
2022	$246,813	$92,478	$—	$(18,875)	$—	$6,193	$326,610
2021	$1,027,214	$281,042	$167,998	$3,759	$—	$6,844	$1,486,858
2020	$80,340	$(56,491)	$—	$(230,867)	$—	$8,223	$(198,794)

The following charts are intended to depict the relationship between (i) the compensation actually paid to our PEO EC (our Executive Chairman) and our PEO CEO (our CEO), as well as the average compensation actually paid to the other NEOs, and each of total shareholder return, net income, and Adjusted EBITDA.

Key Performance Metrics Table

Most Important Company Performance Measures for Linking Executive Compensation to Company Performance (For PEO & Other NEOs)
•Adjusted EBITDA
Other than Adjusted EBITDA, no other financial performance measure was used to link compensation actually paid to the NEOs to performance for the most recent fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Owners of More Than 5% of Common Stock and Directors and Named Executive Officers
The following table sets forth the beneficial ownership of our common stock, as of April 14, 2023, for: (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock; (2) each of our directors and nominees for director; (3) each of our NEOs; and (4) our directors, nominees for director and current executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
•all shares the investor actually owns beneficially or of record;
•all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below is c/o Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock
Greater than 5% Stockholders
Michael G. Barnes(1)	10,075,505	27.15%
Arif Inayatullah	3,537,412	9.63%
Dimensional Fund Advisors LP(2)	2,732,156	7.44%

Directors, Director Nominees, and Officers
Michael G. Barnes(1)	10,075,505	27.15%
Paul M. Friedman	102,769	*
Lesley Goldwasser	93,405	*
Jonathan Ilany(3)	1,030,443	2.74%
Dominique Mielle	59,453	*
Bradley E. Smith(4)	165,692	*
Randy Maultsby(5)	11,470	*
Sandra Bell(6)	5,335	*
Scott McKinney(7)	55,362	*
Neil C. Rifkind(8)	39,671	*
All Directors and Executive Officers as a Group (9 Persons)	11,633,770	31.34%

*	The percentage of shares beneficially owned does not exceed one percent of the total shares of our common stock outstanding.
(1)Mr. Barnes is deemed to beneficially own 10,075,505 shares of common stock consisting of 9,702,095 shares of common stock and 373,410 shares of common stock issuable upon exercise of vested stock options that Mr. Barnes owns directly. Excludes the remaining 1,400,000 PRSUs granted on August 4, 2021 subject to vesting upon Tiptree achieving each of four Tiptree share price target milestones, based on the average of the thirty (30) trading day closing stock price, ranging from $20 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, subject to Mr. Barnes’s continued employment with Tiptree. Any unvested PRSUs shall expire on August 4, 2031.

(2)Based on the Schedule 13G filed on February 10, 2023, based on common stock held on December 30, 2022. The mailing address for this reporting person is 6300 Bee Cave Road, Austin, Texas, 78746.
(3)Mr. Ilany is deemed to beneficially own 1,030,443 shares of common stock consisting of 203,834 shares of common stock Mr. Ilany owns directly and 826,609 shares of common stock issuable upon exercise of vested stock options that Mr. Ilany owns directly. Excludes an aggregate of 1,370,810 shares of common stock held at various estate planning vehicles for the benefit of Mr. Ilany’s family. Mr. Ilany has no control over nor pecuniary interest in any of these estate planning vehicles. Also excludes the remaining 1,400,000 PRSUs granted on August 4, 2021, subject to vesting upon Tiptree achieving each of four Tiptree share price target milestones, based on the average of the thirty (30) trading day closing stock price, ranging from $20 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, subject to Mr. Ilany’s continued employment with Tiptree. Any unvested PRSUs shall expire on August 4, 2031.
(4)Includes 63,738 shares of common stock owned by Kahala Capital Advisors LLC (“Kahala”). Mr. Smith is a principal of Kahala.
(5)Excludes (a) the remaining 466,667 PRSUs granted on August 4, 2021 subject to vesting upon Tiptree achieving each of four Tiptree share price target milestones, based on the average of the thirty (30) trading day closing stock price, ranging from $20 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, subject to Mr. Maultsby’s continued employment with Tiptree. Any unvested PRSUs shall expire on August 4, 2031.
(6)Excludes (a) 26,750 RSUs, which were granted on February 17, 2022 and will cliff vest on February 20, 2025. Ms. Bell ceased to be an NEO effective March 31, 2023.
(7)Mr. McKinney became our Chief Financial Officer effective March 31, 2023. Excludes (a) 15,736 RSUs, which were granted on February 17, 2022 and will cliff vest on February 20, 2025, (b) 15,110 RSUs, which were granted on February 22, 2023 and will cliff vest on February 20, 2026, and (c) 350,000 PRSUs granted on October 14, 2022 subject to vesting upon Tiptree achieving each of four Tiptree share price target milestones, based on the average of the thirty (30) trading day closing stock price, ranging from $20 to $60 (adjusted for dividends paid). Any unvested PRSUs shall expire on August 4, 2031. All of (a) - (c) above are subject to Mr. McKinney’s continuous employment from the grant date until such date and subject to certain terms contained in Mr. McKinney’s award agreements.
(8)Excludes (a) 26,750 RSUs, which were granted on February 17, 2022 and will cliff vest on February 20, 2025 and (b) 22,664 RSUs, which were granted on February 22, 2023 and will cliff vest on February 20, 2026, all of which are subject to Mr. Rifkind’s continuous employment from the grant date until such date and subject to certain terms contained in Mr. Rifkind’s award agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures with Respect to Related Party Transactions
Pursuant to the Related Person Transaction Policy set forth in the Charter of the Audit Committee of the Board of Directors, all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or more of our outstanding stock) had or will have a direct or indirect material interest) shall be subject to pre-approval or ratification by the Audit Committee in accordance with the following procedures. No related party transaction shall be approved or ratified if such transaction is contrary to our best interests.
Each party to a potential related party transaction is responsible for notifying our Chief Compliance Officer (or such other person as the Audit Committee may require) of the potential related person transaction in which such person or any immediate family member of such person may be directly or indirectly involved as soon as he or she becomes aware of such transaction. Except in circumstances where such transaction is expected to qualify as an ordinary course transaction (generally: (i) transactions that occur between the Company or any of its subsidiaries and an entity for which any related person serves as an executive officer, partner, principal, member or any similar executive or governing capacity; (ii) an ordinary course transaction in which such related person has an economic interest that does not afford such related person control over such entity on terms and conditions no less favorable to the Company; or (iii) immaterial relationships and transactions in the Instructions to Item 404(a) of Regulation S-K of the Securities Act), such notification should be made prior to the time that the transaction is entered into and such notice shall provide the Chief Compliance Officer (or such other person) a reasonable opportunity, under the circumstances, for the required review of such transaction to be conducted before execution. Our Chief Compliance Officer (or such other person) will determine whether the transaction should be submitted to the Audit Committee for consideration. Unless the Audit Committee otherwise determines after having been notified, any proposed transaction directly between the Company and any related party transaction should be reviewed and approved by the Audit Committee prior to the time that such transaction is entered into.
While our Chief Compliance Officer (or other person) should be notified of any related party transaction that is expected to qualify as an ordinary course transaction, ordinary course transactions shall not be related person transactions and do not require Audit Committee approval under our Related Person Transactions Policy. Our Chief Compliance Officer (or such other person) shall be responsible for making the initial determination as to whether any transaction appears to be within the scope required to be disclosed pursuant to Item 404(a) of Regulation S-K or whether such transaction is, in fact, an ordinary course transaction and must take all reasonable steps to ensure that all related party transactions or any series of similar transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K are presented to the Audit Committee for pre-approval or ratification, if required under the Charter of the Audit Committee, at such Committee’s next regularly scheduled meeting, or by consent in lieu of a meeting if deemed appropriate.
The Audit Committee shall review and assess the adequacy of our related party transaction policy and procedures annually and adopt any changes it deems necessary. Annually, each of our executive officers and directors shall acknowledge their familiarity and compliance with our Related Person Transaction Policy.

Transactions with Related Persons
Corvid Peak (F/K/A Tricadia)
On February 15, 2019, the Company and Corvid Peak Holdings, L.P., Corvid Peak Capital Management, LLC, Corvid Peak Holdings GP, LLC, Corvid Peak Holdings and Corvid Peak GP Holdings LLC (collectively, “Corvid Peak”) entered into a Strategic Combination Agreement and Amended and Restated Transition Services Agreement (“TSA”). Corvid Peak is a related party of the Company because Corvid Peak is deemed to be controlled by Michael Barnes, the Company’s Executive Chairman. Tiptree agreed to invest $75 million to seed new investment funds to be managed by Corvid Peak, which amount was invested as of February 2020 in exchange for management control of and a profit participation in Corvid Peak. Beginning in May 2021, Corvid Peak began managing certain investment portfolio accounts of Tiptree’s insurance subsidiaries under an investment advisory agreement. We have made payments of approximately $3.8 million in management fees and incentive fees to Corvid Peak for the year ended December 31, 2022 pursuant to these arrangements.
No consideration was paid for the acquisition of control by Tiptree. Tiptree will over time receive a 51% economic interest in certain profit shares interests in Corvid Peak, in increments stepping up by 10.2% each year, beginning in 2021. During the five-year period, beginning on January 1, 2026, Tiptree has the right to acquire the remaining economic interests in Corvid Peak that are held by Mr. Barnes, based upon a fair value-based formula. During the four-year period, beginning on January 1, 2027, Mr. Barnes has the reciprocal right to put his remaining economic interests in Corvid Peak to Tiptree using the same formula. Mr. Barnes has customary minority approval rights over specified actions at Corvid Peak while a Corvid Peak equity owner. Tiptree and Corvid Peak have agreed to provide each other with certain support services on an arms’-length basis, pursuant to the TSA. At the present time, the services consist primarily of Tiptree providing to Corvid Peak office space, legal and compliance services, insurance coverage, and certain finance, accounting and tax services. As of December 31, 2022, Tiptree has accrued approximately $132,000 of payments from Corvid Peak under the TSA.
Partner Emeritus Agreement
On December 20, 2019, the Company and Arif Inayatullah, a significant shareholder of the Company, entered into a partner emeritus agreement (the “Emeritus Agreement”). Under the Emeritus Agreement, Mr. Inayatullah agrees to provide advice and other consulting services as requested by the Company’s executive committee. For these services, Mr. Inayatullah receives from the Company use of office space, accounting, tax, research and IT support services, one Bloomberg terminal and healthcare and other benefits consistent with that of the Company’s employees. Mr. Inayatullah will not receive any cash compensation under the Emeritus Agreement. As of December 31, 2022, Tiptree has accrued less than $120,000 of expenses attributable to providing such benefits under the Emeritus Agreement.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with the Audit Committee charter. Management has the primary responsibility for the preparation and presentation and integrity of our financial statements and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2022 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
Our Audit Committee reviewed with our independent auditors, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board (PCAOB) Auditing Standards. In addition, the Audit Committee has received from our independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, their independence from the Company and its management. In concluding that the independent auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent auditors were compatible with its independence.
Our Audit Committee discussed with our independent auditors the overall scope and plans for their audit. Our Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the 2022 10-K filed with the SEC.
In addition, the Audit Committee is involved in the selection of the lead audit partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules).

Submitted by the Audit Committee

Paul M. Friedman (Chairman)
Lesley Goldwasser
Dominique Mielle
Bradley E. Smith
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act or Exchange Act.

ADDITIONAL INFORMATION
Solicitation of Proxies
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have hired Morrow to help us distribute and solicit proxies. We will pay approximately $3,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.
Stockholder Proposals
Proposals for Inclusion in the Proxy Statement.
Tiptree welcomes comments or suggestions from its stockholders. Under the Exchange Act, if a stockholder wants to include a proposal for consideration in our proxy statement and on proxy card with respect to our 2024 Annual Meeting of stockholders, the proposal must be received in writing at Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary, no later than 5:00 p.m., Eastern Time, on December 23, 2023. Such proposals must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and our Bylaws.
Proposals to be Offered at an Annual Meeting.
Article II, Section 10 of our Bylaws provides certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in our proxy statement pursuant to Rule 14a-8. These procedures provide that such nominations for director nominees and/or items of business must be submitted in writing to the Secretary of the Company at Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary and must be received by the Secretary no earlier than November 23, 2023 and no later than 5:00 p.m., Eastern Time, on December 23, 2023. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than our Board's nominees also must comply with Rule 14a-19 under the Exchange Act.
If the 2024 Annual Meeting is not within 30 days before or after the anniversary of this year’s Annual Meeting, we must receive notice no earlier than the 150th day prior to such meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-8, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time in writing to Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary or by calling our corporate number at (212) 446-1400.
Upon request, we will promptly deliver a separate copy of this proxy statement, the Annual Report and any other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. Stockholders may request a separate copy of this proxy statement, the Annual Report or any other proxy materials by writing to Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary or by calling our corporate number at (212) 446-1400. In addition, if you are receiving multiple copies of this proxy statement, Annual Report or other proxy materials, you can request householding by contacting our Secretary in the same manner.
OTHER MATTERS
Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

/s/ Neil C. Rifkind
Neil C. Rifkind

Tiptree Inc.
Vice President, General Counsel and Secretary
Greenwich, Connecticut
April 21, 2023

ANNEX A: NON-GAAP MEASURES

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity
The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use Adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe Adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define Adjusted net income differently. Adjusted net income is presented before the impacts of non-controlling interests.
We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Year Ended December 31, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$68,150	$874	$31,403	$(46,416)	$54,011
Less: Income tax (benefit) expense	(21,251)	(363)	(5,545)	(23,291)	(50,450)
Less: Net realized and unrealized gains (losses)	20,347	(7,003)	(18,788)	—	(5,444)
Plus: Intangibles amortization (1)	16,229	—	—	—	16,229
Plus: Stock-based compensation expense	2,423	—	—	7,093	9,516
Plus: Non-recurring expenses	3,374	—	(729)	2,108	4,753
Plus: Non-cash fair value adjustments	(939)	—	3,555	—	2,616
Less: Tax on adjustments (2)	(4,501)	1,834	3,731	31,106	32,170
Adjusted net income	$83,832	$(4,658)	$13,627	$(29,400)	$63,401

Adjusted net income	$83,832	$(4,658)	$13,627	$(29,400)	$63,401
Average stockholders’ equity	$321,320	$57,575	$98,373	$(10,390)	$466,878
Adjusted return on average equity	26.1%	(8.1)%	13.9%	NM %	13.6%

	Year Ended December 31, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$69,857	$28,407	$17,210	$(50,132)	$65,342
Less: Income tax (benefit) expense	(18,438)	(4,882)	(1,992)	4,021	(21,291)
Less: Net realized and unrealized gains (losses)	(3,732)	(5,798)	(3,091)	—	(12,621)
Plus: Intangibles amortization (1)	15,329	—	—	—	15,329
Plus: Stock-based compensation expense	2,006	331	213	8,581	11,131
Plus: Non-recurring expenses	2,158	—	938	2,171	5,267
Plus: Non-cash fair value adjustments	—	—	(3,170)	—	(3,170)
Less: Tax on adjustments (2)	(398)	(624)	655	4,249	3,882
Adjusted net income	$66,782	$17,434	$10,763	$(31,110)	$63,869

Adjusted net income	$66,782	$17,434	$10,763	$(31,110)	$63,869
Average stockholders’ equity	$300,820	$60,433	$113,717	$(88,111)	$386,859
Adjusted return on average equity	22.2%	28.8%	9.5%	NM%	16.5%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net, of the Company’s Form 10-K for the period ended December 31, 2022.
(2)
Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three months and year ended December 31, 2022, included in the adjustment is an add-back of $9.0 million and $33.1 million, respectively, related to deferred tax expense from the WP Transaction.

Non-GAAP Financial Measures — Adjusted EBITDA
The Company defines Adjusted EBITDA as GAAP net income of the Company plus corporate interest expense, plus income taxes, plus depreciation and amortization expense, less the effects of purchase accounting, plus non-cash fair value adjustments, plus significant non-recurring expenses, and plus unrealized gains (losses) on available for sale securities reported in other comprehensive income. Adjusted EBITDA is used to determine incentive compensation for the Company’s executive officers. Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in thousands)	For the Year Ended December 31,
	2022	2021	2020
Net income (loss) attributable to common stockholders	$(8,274)	$38,132	$(29,158)
Add: net (loss) income attributable to non-controlling interests	11,835	5,919	3,933
Corporate debt related interest expense(1)	19,290	24,426	23,322
Consolidated provision (benefit) for income taxes	50,450	21,291	(13,627)
Depreciation and amortization	22,973	24,437	17,268
Non-cash fair value adjustments(2)	(200)	(7,945)	(7,122)
Non-recurring expenses(3)	2,556	5,267	4,800
Other comprehensive income (loss), pre-tax	(62,536)	(10,751)	5,125
Warburg gain to book value(4)	54,013	—	—
Third party non-controlling interests(5)	(8,983)	—	—
Adjusted EBITDA	$81,124	$100,776	$4,541

(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt is not added-back for Adjusted EBITDA.

(2)	For maritime transportation operations, depreciation and amortization is deducted as a reduction in the value of the vessel. From insurance operations, changes in the fair value of the Fortegra Additional Warrant liability is added back.
(3)	Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.
(4)	The pre-tax gain recorded directly to Tiptree Inc. stockholders’ equity was included in Adjusted EBITDA, net of add-backs included in prior period Adjusted EBITDA.
(5)	Adjusts for the comprehensive income (loss) (including EBITDA and AOCI impacts) for the non-controlling interests of The Fortegra Group.

Non-GAAP Financial Measures — Book value per share
Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of December 31,
	2022	2021
Total stockholders’ equity	$533,573	$400,181
Less: Non-controlling interests	136,208	17,227
Total stockholders’ equity, net of non-controlling interests	$397,365	$382,954

Total common shares outstanding	36,385	34,124

Book value per share	$10.92	$11.22

TIPTREE INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on June 5, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/TIPT2023

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

M41506-P22275	KEEP THIS PORTION FOR YOUR RECORDS
IF VOTING BY MAIL DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIPTREE INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR ALL” on the following proposal:	☐	☐	☐	________________________
Vote on Directors

1. Election of three Class I Directors

Nominees:

01) Paul M. Friedman
02) Randy Maultsby
03) Bradley E. Smith

Vote on Proposals

The Board of Directors recommends you vote “FOR” the following proposals:		For	Against	Abstain

2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	☐	☐

3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends you vote “3 YEARS” on the following proposal:	1 year	2 years	3 years	Abstain
4. To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every 1 (one), 2 (two) or 3 (three) years.	☐	☐	☐	☐

NOTE: To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (If held jointly)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting
to be Held on June 6, 2023:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

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TIPTREE INC.
ANNUAL MEETING OF STOCKHOLDERS
June 6, 2023,
4:00 p.m. Eastern Time

This proxy card is solicited on behalf of
The Board of Directors for the Annual Meeting of Stockholders on June 6, 2023,

The undersigned hereby appoints Scott McKinney and Neil C. Rifkind, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Tiptree Inc. common stock held of record as of the close of business on April 14, 2023 at the virtual Annual Meeting of Stockholders to be held via live audio webcast at www.virtualshareholdermeeting.com/TIPT2023 on Tuesday, June 6, 2023, at 4:00 p.m. Eastern Time, subject to any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any direction indicated on the reverse side of this card.

The shares of common stock you beneficially own will be voted as you specify. If no directions are given, the proxies will vote “FOR ALL” nominees in Proposal 1, “FOR” Proposals 2 and 3, and “3 Years” for Proposal 4.

In the event that (i) any nominee herein becomes unable or unwilling to serve, or (ii) any other matter properly comes before the meeting, the proxies are authorized to vote in the manner recommended by the Board of Directors for such vote or, if no recommendation is made, in the discretion of the proxies.

Please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that the shares may be represented at the Annual Meeting.

Continued and to be signed on reverse side